UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

THE J. M. SMUCKER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

THE J. M. SMUCKER COMPANY
STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

July 14, 2008

Dear Shareholder:

You are cordially invited to attend The J. M. Smucker Company’s Annual Meeting of Shareholders at 11:00 a.m., Eastern Daylight Time, on Thursday, August 21, 2008, in Fisher Auditorium at the Ohio Agricultural Research and Development Center, 1680 Madison Avenue, Wooster, Ohio 44691. A Notice of the Annual Meeting and the proxy statement follow. Please review this material for information concerning the business to be conducted at the annual meeting and the nominees for election as Directors.

If you were a shareholder of record as of the close of business on June 23, 2008, you will also find enclosed a proxy card or cards and an envelope in which to return the card(s). Your vote is very important. Whether or not you plan to attend the annual meeting, please complete, sign, date, and return your enclosed proxy card(s), or vote over the telephone, if applicable, or the Internet, at your earliest convenience. This will ensure representation of your common shares at the annual meeting if you are unable to attend. You may, of course, withdraw your proxy and change your vote prior to or at the annual meeting by following the steps described in the proxy statement. For more information concerning voting by proxy, please see the section of the proxy statement entitled “Questions and Answers About the Annual Meeting and Voting.”

Sincerely,

Chairman and Co-Chief Executive Officer	President and Co-Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON AUGUST 21, 2008

For REGISTERED shareholders this proxy statement and the accompanying annual report are available at www.envisionreports.com/SJM

For STREET NAME shareholders this proxy statement and the accompanying annual report are available at www.edocumentview.com/SJM

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, August 21, 2008

Time:	11:00 a.m., Eastern Daylight Time

Place:	Ohio Agricultural Research and Development Center, Fisher Auditorium 1680 Madison Avenue Wooster, Ohio 44691

Purpose:	1. To elect Directors to the class whose term of office will expire in 2011;

2. To ratify the Audit Committee’s appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2009 fiscal year; and

3. To consider any other matter that may properly come before the annual meeting.

Who Can Vote:	Shareholders of record at the close of business on June 23, 2008

How Can You Vote:	Please complete, sign, date, and return your proxy card(s), or vote your common shares by calling the toll-free telephone number (if applicable) or by using the Internet as described in the instructions included with your proxy card(s) at your earliest convenience. You may also vote in person at the annual meeting.

Who May Attend:	All shareholders are cordially invited to attend the annual meeting.

Vice President, General Counsel and Secretary

Orrville, Ohio, July 14, 2008

Your vote is important. Please complete, sign, date, and return your proxy card(s), or vote your common shares by calling the toll-free telephone number
(if applicable) or by using the Internet as described in the instructions included with your proxy card(s) at your earliest convenience.

THE J. M. SMUCKER COMPANY

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 21, 2008

THE J. M. SMUCKER COMPANY

STRAWBERRY LANE
ORRVILLE, OHIO 44667-0280

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 21, 2008

PROXY SOLICITATION AND COSTS

The J. M. Smucker Company (the “Company”) is furnishing this document to you in connection with the solicitation by the Board of Directors of the Company (the “Board”) of the enclosed form of proxy for its August 21, 2008 annual meeting. In addition to solicitation by mail, the Company may solicit proxies in person, by telephone, facsimile, or e-mail. Also, the Company has engaged a professional proxy solicitation firm, D.F. King & Co., Inc., to assist it in soliciting proxies. The Company will pay a fee of approximately $7,000, plus expenses, for its services and will bear all costs of the proxy solicitation.

The Company pays for the preparation and mailing of the Notice of Annual Meeting and proxy statement, and the Company has also made arrangements with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of this proxy statement and other annual meeting materials to the beneficial owners of its common shares at its expense. This proxy statement is dated July 14, 2008, and is first being mailed to the Company’s shareholders on or about July 14, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

What is a proxy?

A proxy is your legal designation of another person (“proxy”) to vote the common shares you own. By completing and returning the enclosed proxy card(s), which identifies the individuals or trustees authorized to act as your proxy, you are giving each of those individuals authority to vote your common shares as you indicate on the proxy card(s).

Why did I receive more than one proxy card?

You will receive multiple proxy cards if you hold your common shares in different ways (e.g., trusts, custodial accounts, joint tenancy) or in multiple accounts. If your common shares are held by a broker or bank (i.e., in “street name”), you will receive your proxy card and other voting information from your broker, bank, trust or other nominee and should return your proxy card to them pursuant to their directions. You should complete, sign, date, and return your proxy card(s), or vote by telephone, if applicable, or by using the Internet as described in each proxy card you receive.

What is the record date and what does it mean?

The Board established June 23, 2008 as the record date for the annual meeting of shareholders to be held on August 21, 2008. Shareholders who own common shares of the Company at the close of business on the record date are entitled to notice of and to vote at the annual meeting.

What is the difference between a “registered shareholder” and a “street name shareholder”?

These terms describe how your common shares are held. If your common shares are registered directly in your name with Computershare Investor Services, LLC (“Computershare”), the Company’s transfer agent, you are a “registered shareholder.” If your common shares are held in the name of a brokerage, bank, trust, or other nominee as a custodian, you are a “street name shareholder.”

How many common shares are entitled to vote at the annual meeting?

As of the record date, there were 54,767,534 common shares outstanding and entitled to vote at the annual meeting.

How many votes must be present to hold the annual meeting?

A majority of the Company’s outstanding common shares as of the June 23, 2008 record date must be present in person or by proxy in order for the Company to hold the annual meeting. This majority of outstanding common shares is referred to as a quorum. For purposes of determining whether a quorum is present, each common share is deemed to entitle the holder to one vote per share. Properly signed proxies that are marked “abstain” are known as “abstentions.” Properly signed proxies that are held in street name and not voted on one or more of the items before the annual meeting, but are otherwise voted on at least one item, are known as “broker non-votes.”

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Abstentions and broker non-votes will not affect the outcome of Proposal 1. With regard to Proposal 2, abstentions and broker non-votes will have the same effect as votes against the proposal.

Who will count the votes?

A representative from Computershare will determine if a quorum is present and tabulate the votes and serve as the Company’s inspector of election at the annual meeting.

What vote is required to approve each proposal?

Proposal 1:  The three candidates receiving the greatest number of votes, based upon one vote for each common share owned as of the record date, will be elected. Votes withheld in respect of any candidate in the election of Directors will have no impact on the election.

Proposal 2:  The affirmative vote of the holders of at least a majority of the total voting power of the Company, based upon one vote for each common share owned as of the record date, is necessary to ratify the Audit Committee’s appointment of the Independent Registered Public Accounting Firm (the “Independent Auditors”).

How do I vote my common shares?

If you are a registered shareholder, you can vote your proxy in one of the following manners:

•	by attending the annual meeting and voting;

•	by completing, signing, dating, and returning the enclosed proxy card(s);

•	by calling the toll-free telephone number indicated on your proxy card(s), if applicable; or

•	by using the Internet as described on your proxy card(s).

Please refer to the specific instructions set forth on the enclosed proxy card(s).

If you are a street name shareholder, your broker, bank, trustee or other nominee will provide you with materials and instructions for voting your common shares.

Can I change my vote after I have mailed in my proxy card(s)?

Yes, if you are a registered shareholder, you may revoke your proxy in any one of the following ways:

•	sending a written notice to the Corporate Secretary of the Company, provided that the written notice is received prior to the annual meeting and states that you revoke your proxy;

•	signing and dating a new, later-dated proxy card(s) and submitting the proxy card(s) to Computershare so it is received prior to the annual meeting;

•	voting by telephone, if applicable, or using the Internet prior to the annual meeting in accordance with the instructions included with the proxy card(s); or

•	attending the annual meeting and voting in person.

Your mere presence at the annual meeting will not revoke your proxy. You must take affirmative action in order to revoke your proxy.

If you are a street name shareholder, you must contact your broker, bank, trust or other nominee in order to revoke your proxy. If you wish to vote in person at the annual meeting, you must contact your broker and request a document called a “legal proxy.” You must bring this legal proxy obtained from your broker, bank, trust or other nominee to the annual meeting in order to vote in person.

What are the Board’s recommendations on how I should vote my common shares?

The Board recommends that you vote your common shares as follows:

Proposal 1 — FOR the election of the three Board nominees with terms expiring at the 2011 Annual Meeting of Shareholders.

Proposal 2 — FOR the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of the Company for the 2009 fiscal year.

Who may attend the annual meeting?

All shareholders are eligible to attend the annual meeting; however, only those shareholders of record at the close of business on June 23, 2008 are entitled to vote at the annual meeting.

Do I need an admission ticket to attend the annual meeting?

Tickets are not required to attend the annual meeting. If you are a registered shareholder, properly mark your proxy card to indicate that you will be attending the annual meeting. If you hold your shares in nominee or you are a street name shareholder, you are required to bring evidence of share ownership to the annual meeting (e.g., account statement, broker verification).

What type of accommodations can the Company make at the annual meeting for people with disabilities?

The Company can provide reasonable assistance to help you participate in its annual meeting if you notify the Corporate Secretary about your disability and how you plan to attend. Please call or write the Corporate Secretary at least two weeks before the annual meeting at 330-684-3838 or Strawberry Lane, Orrville, Ohio 44667.

Does the Company have cumulative voting?

Under Ohio law, all of the common shares may be voted cumulatively in the election of Directors if a shareholder of record wishing to exercise cumulative voting rights provides written notice to the Company’s President, one of its Vice Presidents, or the Corporate Secretary at least 48 hours before the time of the annual meeting. The notice must state that the shareholder desires that the voting at the election be cumulative. Also, an announcement of the Company’s receipt of the shareholder’s intent to exercise cumulative voting rights must be made when the annual meeting is convened by the Chairman or the Corporate Secretary or by or on behalf of the shareholder giving the notice. Under cumulative voting, the number of votes to which each shareholder otherwise is entitled is multiplied by the number of Directors to be elected, and the shareholder then may cast that aggregate number of votes all for one nominee, or may divide them out among the nominees as the shareholder deems appropriate.

The Company intends to vote all proxies solicited whether or not there is cumulative voting at the annual meeting. In the event that there is cumulative voting, unless a shareholder provides contrary instructions on his, her or its proxy card, all votes represented by proxy cards will be divided evenly among the nominees named in this document, unless it appears that voting in that way would not be effective to elect all of those nominees. In that case, the votes represented by proxies will be cast as recommended by the Board at the annual meeting so as to maximize the number of nominees elected.

ELECTION OF DIRECTORS
(Proposal 1 on the proxy card)

Unless instructed otherwise, the proxies intend to vote FOR the election of Vincent C. Byrd, R. Douglas Cowan, and Elizabeth Valk Long, as Directors, each for a term of three years. Messrs. Vincent C. Byrd and R. Douglas Cowan, and Ms. Elizabeth Valk Long, comprise the class of Directors whose term of office expires this year and whose members are standing for re-election at the 2008 annual meeting.

In the event of the death or inability to act of any of the nominees for Directors, the proxy, with respect to such nominee or nominees, will be voted for such other person or persons as the Board may recommend. The Company has no reason to believe that the persons listed as nominees for Directors will be unable to serve.

The members of the Board, including those who are nominees for election, with information as to each of them based on data furnished to the Company by these persons as of June 30, 2008, are as follows:

Nominees For Election as Directors Whose Proposed Terms Would Expire at the 2011 Annual Meeting

VINCENT C. BYRD
Mr. Byrd, 53, has been a Director since April 1999. He has been the Company’s Senior Vice President, Consumer Market since February 2004. Prior to that time, he was Vice President and General Manager, Consumer Market since January 1995. Mr. Byrd also is a director of Myers Industries, Inc., an international manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets, and former director of Spangler Candy Company, a manufacturer of confectionery products.

R. DOUGLAS COWAN
Mr. Cowan, 67, has been a Director since January 2003. He has been the chairman of The Davey Tree Expert Company, an employee-owned company providing horticultural services throughout the United States and Canada, since January 2007, after having served as chairman and chief executive officer of The Davey Tree Expert Company since May 1997. Mr. Cowan also serves as a trustee of the board of trustees of Northeastern Ohio Universities College of Medicine and served as past chairman of the board of trustees of Kent State University. Mr. Cowan is a member of the Audit Committee. The Company purchases tree maintenance related services from The Davey Tree Expert Company.

ELIZABETH VALK LONG
Ms. Long, 58, has been a Director since May 1997. She retired as executive vice president of Time Inc., the magazine publishing subsidiary of Time Warner Inc., a position she held since May 1995. She also is a director of Steelcase Inc., a furniture and office systems manufacturer; and Belk, Inc., a large, privately owned department store chain in the United States. Ms. Long is Chair of the Executive Compensation Committee and a member of the Audit Committee.

Directors With Terms Expiring at the 2009 Annual Meeting

PAUL J. DOLAN
Mr. Dolan, 49, has been a Director since April 2006. He has been president of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio, since January 2004, after having served as vice president and general counsel of the Cleveland Indians since February 2000. Prior to joining the Cleveland Indians, Mr. Dolan had been a partner at the law firm of Thrasher, Dinsmore & Dolan since 1992. He also serves as chairman and chief executive officer of Fast Ball Sports Productions, a sports media company. Mr. Dolan is a member of the Executive Compensation Committee. The Company sponsors several advertising and promotional activities with the Cleveland Indians’ organization.

NANCY LOPEZ KNIGHT
Ms. Lopez, 51, has been a Director since August 2006. In 2000, Ms. Lopez founded the Nancy Lopez Golf Company, which focuses on the design and manufacture of top-quality golf equipment for women. Ms. Lopez is also an accomplished professional golfer, having won 48 career titles, including three majors, on the Ladies Professional Golf Association (the “LPGA”) Tour. She is a member of the LPGA Hall of Fame and captained the 2005 U.S. Solheim Cup Team to victory. In 2003, Ms. Lopez was named to the Hispanic Business magazine’s list of 80 Elite Hispanic Women. Ms. Lopez is a member of the Nominating and Corporate Governance Committee.

GARY A. OATEY
Mr. Oatey, 59, has been a Director since January 2003. He is the chairman and chief executive officer of Oatey Co., a privately owned manufacturer of plumbing products, since January 1995. Mr. Oatey also is a director of Shiloh Industries, Inc., a manufacturer of engineered metal products for the automotive and heavy truck industries. Mr. Oatey is Chair of the Nominating and Corporate Governance Committee.

TIMOTHY P. SMUCKER
Mr. Smucker, 64, has been a Director since October 1973. He has been the Company’s Chairman since 1987 and Co-Chief Executive Officer since February 2001. Mr. Smucker also is a director of Hallmark Cards, Incorporated, a marketer of greeting cards and other personal expression products. Mr. Smucker is the brother of Richard K. Smucker, the father of Mark T. Smucker, and the uncle of Paul Smucker Wagstaff, the latter two being Vice Presidents of the Company.

Directors With Terms Expiring at the 2010 Annual Meeting

KATHRYN W. DINDO
Ms. Dindo, 59, has been a Director since February 1996. She retired as vice president and chief risk officer of FirstEnergy Corp., a utility holding company, a position she had held since November 2001. Prior to that time, she was vice president and controller of Caliber System, Inc., a subsidiary of FDX Corporation, a transportation services company, since January 1996. Ms. Dindo also is a director of Bush Brothers and Company, a food processing and manufacturing company. Ms. Dindo is Chair of the Audit Committee and a member of the Executive Compensation Committee. The Company purchases utility services and electricity from FirstEnergy and its affiliates.

RICHARD K. SMUCKER
Mr. Smucker, 60, has been a Director since October 1975. He has been the Company’s President since 1987, Co-Chief Executive Officer since February 2001 and Chief Financial Officer from June 2003 until January 2005. Mr. Smucker also is a director of Wm. Wrigley Jr. Company, a manufacturer of confectionery, primarily chewing gum, products; and The Sherwin-Williams Company, a manufacturer of coatings and related products. In addition, he has been on the board of trustees of Miami University (Ohio) since May 2003. Mr. Smucker is the brother of Timothy P. Smucker and the uncle of both Mark T. Smucker and Paul Smucker Wagstaff, the latter two being Vice Presidents of the Company.

WILLIAM H. STEINBRINK
Mr. Steinbrink, 65, has been a Director since October 1994. He served as interim president of Wittenberg University (Ohio) from June 1, 2004 through June 30, 2005. Prior to that time, he had been associated with the law firm of Jones Day since September 2001. Mr. Steinbrink is the former president and chief executive officer of CSM Industries, Inc., a manufacturer of specialty metals, a position he held between November 1996 and November 2000. He is the principal of Unstuk, established in June 2008, through which he assists leaders in developing new paths forward. Mr. Steinbrink is a member of the Nominating and Corporate Governance Committee.

The Board recommends a vote FOR each of the nominees for election to the Board.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Company’s corporate governance guidelines are designed to formalize the Board’s role and to confirm its independence from management and its role of aligning management and Board interests with the interests of shareholders. The corporate governance guidelines provide in pertinent part that:

•	a majority of Directors will be “independent,” as set forth under the rules of the New York Stock Exchange (the “NYSE”), the Securities and Exchange Commission (the “SEC”), and as further set forth in the corporate governance guidelines;

•	all members of the Nominating and Corporate Governance Committee, the Executive Compensation Committee and the Audit Committee (the “Committees”) will be “independent” and there will be at least three members on each Committee;

•	the “independent” Directors will meet in executive session on a regular basis in conjunction with regularly scheduled Board meetings and such meetings will be chaired by the Chair of each of the Committees of the Board on a rotating term of one year;

•	the Board and each of the Committees will conduct an annual self-evaluation; and

•	the Corporate Secretary of the Company will provide all new Directors with materials and training in the Company’s new director orientation program.

The Company’s corporate governance guidelines are posted on its website at www.smuckers.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

Shareholder Recommendations for Director Nominees

The Nominating and Corporate Governance Committee is responsible for identifying and recommending qualified candidates to the Board for nomination. The Committee considers all suggestions for membership on the Board, including nominations made by the Company’s shareholders. Shareholders’ nominations for Directors must be made in writing, include the nominee’s written consent to the nomination and detailed background information sufficient for the Committee to evaluate the nominee’s qualifications. Nominations should be submitted to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Corporate Secretary will then forward nominations to the Chair of the Nominating and Corporate Governance Committee. All recommendations must include qualifications which meet, at a minimum, the following criteria:

•	candidates must be committed to the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence, and will possess integrity, intelligence, and strength of character;

•	nonemployee Director candidates must meet the independence requirements set forth below under the heading “Director Independence”;

•	candidates must have significant experience in a senior executive role, together with knowledge of corporate governance issues and a commitment to attend Board meetings and related Board activities; and

•	candidates must not have any affiliations or relationships which could lead to a real or perceived conflict of interest.

When filling a vacancy on the Board, the Nominating and Corporate Governance Committee will consider such additional factors as it deems appropriate. The Company does not currently pay fees to any third party to assist in identifying and evaluating candidates for the Board.

Director Independence

The Company requires that a majority of its Directors be “independent” as defined by the rules of the NYSE and the SEC. The Company may, in the future, amend its corporate governance guidelines to establish such additional criteria as the Board determines to be appropriate. The Board makes a determination as to the independence of each Director on an annual basis. The Board has determined that all of the following seven nonemployee Directors are independent Directors: R. Douglas Cowan, Kathryn W. Dindo, Paul J. Dolan, Nancy Lopez Knight, Elizabeth Valk Long, Gary A. Oatey, and William H. Steinbrink.

In general, “independent” means that a Director has no material relationship with the Company or any of its subsidiaries. The existence of a material relationship is determined upon a review of all relevant facts and circumstances and generally is a relationship that might reasonably be expected to compromise the Director’s ability to maintain his or her independence from management of the Company.

The Board considers the issue of materiality from the standpoint of the persons or organizations with which the Director has an affiliation, as well as from the standpoint of the Director.

The following standards will be applied by the Board in determining whether individual Directors qualify as “independent” under the rules of the NYSE. References to the Company include its consolidated subsidiaries.

•	No Director will be qualified as independent unless the Board affirmatively determines that the Director has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Company will disclose these affirmative determinations.

•	No Director who is a former employee of the Company can be independent until three years after the end of his or her employment relationship with the Company.

•	No Director whose immediate family member is, or has been within the last three years, an executive officer of the Company, can be independent.

•	No Director who received, or whose immediate family member has received, more than $100,000 in any twelve-month period in direct compensation from the Company, other than Director and Committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), can be independent until three years after he or she ceases to receive more than $100,000 in any twelve-month period in such compensation.

•	No Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company can be independent until three years after the end of the affiliation or the employment or auditing relationship.

•	No Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executive officers serve on that company’s compensation committee can be independent until three years after the end of such service or employment relationship.

•	No Director who is an employee, or whose immediate family member is an executive officer, of a company (excluding charitable organizations) that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues can be independent until three years after falling below such threshold.

•	No Director can be independent if the Company has made charitable contributions to any charitable organization in which such Director serves as an executive officer if, within the preceding three years, contributions by the Company to such charitable organization in any single completed fiscal year of such charitable organization exceeded the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

In its review and application of the criteria used to determine independence, the Board considered the fact that the Company does business with organizations directly or indirectly affiliated with Ms. Dindo and Messrs. Dolan and Cowan, and affirmatively determined that the amounts paid to the entities affiliated with these individuals do not meet the threshold which would create an issue under the standards for determining independence.

The value of the services and electricity purchased from FirstEnergy Corp., from where Ms. Dindo officially retired in 2007, and its affiliates in fiscal year 2008 was approximately $1,934,000 and does not exceed the greater of $1,000,000 or 2% of FirstEnergy Corp.’s consolidated gross revenues.

The value of advertising and promotional activities sponsored with the Cleveland Indians’ organization, of which Mr. Dolan is president and part owner, in fiscal year 2008 was approximately $295,000 and does not exceed the greater of $1,000,000 or 2% of the Cleveland Indians’ consolidated gross revenues.

The value of the services purchased from The Davey Tree Expert Company, of which Mr. Cowan is chairman, in fiscal year 2008 was less than $2,000 and does not exceed the greater of $1,000,000 or 2% of The Davey Tree Expert Company’s consolidated gross revenues.

Communications with the Board

Interested parties who wish to communicate with members of the Board as a group, with nonemployee Directors as a group, or with individual Directors, may do so by writing to Board Members c/o Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Directors have requested that the Corporate Secretary act as their agent in processing any communications received. All communications that relate to matters that are within the scope of responsibilities of the Board and its Committees will be forwarded to the appropriate Directors. Communications relating to matters within the responsibility of one of the Committees of the Board will be forwarded to the Chair of the appropriate Committee. Communications relating to ordinary business matters are not within the scope of the Board’s responsibility and will be forwarded to the appropriate officer at the Company. Solicitations, advertising materials, and frivolous or inappropriate communications will not be forwarded.

Policy on Ethics and Conduct

Ethics is one of the Company’s Basic Beliefs and is fundamental to the Company’s business. The Company emphasizes that ethical conduct is vital to ensure successful, sustained business relationships.

The Company’s Policy on Ethics and Conduct applies to all employees and Directors of the Company, its subsidiaries, and its affiliates. The policy details specifics concerning the manner in which employees and Directors are expected to conduct themselves and imposes on each person the responsibility for making ethical choices.

Any changes to this policy and any waivers of this policy for or on behalf of any Director, executive officer, or senior financial officer of the Company must be approved by the Board, or by a Committee of the Board, to which authority to issue such waivers has been delegated by the Board. Any such waivers will be promptly disclosed to the public, as required by applicable law. Waivers of this policy for any other employee may be made only by an authorized officer of the Company. Waivers of the Policy on Ethics and Conduct will be disclosed on the Company’s website at www.smuckers.com.

The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

The Board has established means for employees to report violations of the policy either to their manager or supervisor, or to the General Counsel. Reports to the General Counsel may be made in writing, by telephone, or in person, and may be submitted anonymously through the Company’s toll-free telephone hotline.

BOARD AND COMMITTEE MEETINGS

Board Meetings

During fiscal year 2008, there were ten meetings of the Board. All Directors are required to, and did, attend at least 75% of the total number of Board and Committee meetings for which they were eligible. The Company has not adopted a formal policy requiring Directors to attend the annual meeting of shareholders, but all Directors attended the 2007 annual meeting. The Board has a Nominating and Corporate Governance Committee, an Executive Compensation Committee, and an Audit Committee.

All of the Committees are comprised entirely of independent Directors in accordance with the NYSE listing standards. Charters for each Committee are posted on the Company’s website at www.smuckers.com and a copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The table below shows current members of each of the Committees.

	Nominating and Corporate	Executive Compensation
Name	Governance Committee	Committee	Audit Committee

R. Douglas Cowan			✓
Kathryn W. Dindo		✓	Chair
Paul J. Dolan		✓
Nancy Lopez Knight	✓
Elizabeth Valk Long		Chair	✓
Gary A. Oatey	Chair
William H. Steinbrink	✓

Director Compensation

Directors who are employees of the Company receive no compensation for their services as a Director. The Company uses a combination of cash and stock-based compensation to attract and retain nonemployee Directors to serve on the Board. At its January 2008 meeting, the Executive Compensation Committee and the Board approved an increase in the compensation to be paid to its nonemployee Directors. This increase in compensation paid to nonemployee Directors became effective May 1, 2008, and was based on a review of director compensation conducted by the Company’s outside compensation consultant, Towers Perrin, which was presented to the Executive Compensation Committee at its January 2008 meeting. This review of director compensation was performed concurrently with the Company’s biannual range review of executive compensation. At its January 2008 meeting, the Chair of the Executive Compensation Committee requested that Towers Perrin begin reviewing director compensation on an annual basis in order to maintain more current information on director compensation trends.

The compensation to be paid to the Company’s nonemployee Directors, which became effective May 1, 2008, is as follows:

Fiscal Year 2009 (May 1, 2008 to April 30, 2009)

Type of Compensation	Amount

Annual Retainer	$50,000 per year
Annual Retainer for Committee Chair (except Audit Chair)	$ 7,500 per year
Annual Retainer for Audit Committee Chair	$10,000 per year
Attendance Fee for Board Meetings	$ 1,500 per meeting
Attendance Fee for Committee Meetings	$ 1,500 per meeting
Annual Grant of Deferred Stock Units	$80,000 value of deferred stock units granted annually in October

The annual grant of deferred stock units having a value of $80,000 will be issued out of The J. M. Smucker Company 2006 Equity Compensation Plan (the “2006 Plan”). The 2006 Plan was approved by shareholders at the 2006 annual meeting. This annual deferred stock unit award replaced the annual award of deferred stock units having a value of $60,000. The deferred stock units vest immediately upon grant and are entitled to dividends in an amount paid to all shareholders. These dividends are reinvested in additional deferred stock units.

During fiscal year 2009, nonemployee Directors may elect to receive a portion of their annual retainer and committee fees in the form of deferred stock units. Fees will be deferred under the Nonemployee Director Deferred Compensation Plan, which was adopted by the Board effective January 1, 2007 (the “Nonemployee Director Deferred Compensation Plan”). All deferred stock units, together with dividends credited on those deferred stock units, will be paid out in the form of common shares subsequent to termination of service as a nonemployee Director.

During the period from May 1, 2007, through April 30, 2008, nonemployee Directors were eligible to receive the following compensation:

Fiscal Year 2008 (May 1, 2007 to April 30, 2008)

Type of Compensation	Amount

Annual Retainer	$40,000 per year
Annual Retainer for Committee Chair (except Audit Chair)	$ 5,000 per year
Annual Retainer for Audit Committee Chair	$10,000 per year
Attendance Fee for Board Meetings	$ 1,500 per meeting
Attendance Fee for Committee Meetings	$ 1,500 per meeting
Annual Grant of Deferred Stock Units	$60,000 value of deferred stock units granted annually in October

During fiscal year 2008, nonemployee Directors could have elected to receive a portion of their annual retainer and committee fees in the form of deferred stock units. Fees were deferred under the Nonemployee Director Deferred Compensation Plan. All deferred stock units, together with dividends credited on those deferred stock units, are paid out in the form of common shares subsequent to termination of service as a nonemployee Director.

The Board has not established minimum amounts of share ownership required to be held by nonemployee Directors. The Company has long maintained that the ownership of the Company’s common shares will be a matter of conscience for each Director and encourages each Director to own a reasonable number of the Company’s common shares.

The following table reflects compensation earned by Directors in fiscal year 2008.

2008 Director Compensation

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards	Awards	Compensation	Total
(1)(2)	($)	($)(3)	($)(4)	($)(5)	($)

R. Douglas Cowan	64,000	60,000	—	—	124,000
Kathryn W. Dindo	83,000	60,000	—	—	143,000
Paul J. Dolan	59,500	60,000	—	—	119,500
Nancy Lopez Knight	55,000	60,000	—	—	115,000
Elizabeth Valk Long	78,000	60,000	—	—	138,000
Gary A. Oatey	64,500	60,000	—	—	124,500
William H. Steinbrink	59,500	60,000	—	—	119,500

(1)	Timothy P. Smucker, Richard K. Smucker, and Vincent C. Byrd are not included in this table as they are employees of the Company and receive no compensation for their services as Directors. The compensation received by each as employees of the Company is shown in the Summary Compensation Table.

(2)	As of April 30, 2008, each nonemployee Director had the following aggregate number of deferred stock units and stock options. Deferred stock units include deferred meeting and retainer fees and annual awards valued at a predetermined dollar amount, along with additional stock units credited as a result of reinvestment of dividends.

	Deferred	Stock
Name	Stock Units	Options

R. Douglas Cowan	7,018	5,500
Kathryn W. Dindo	16,506	7,500
Paul J. Dolan	5,213	—
Nancy Lopez Knight	2,423	—
Elizabeth Valk Long	20,499	10,500
Gary A. Oatey	9,624	5,500
William H. Steinbrink	22,759	10,500

(3)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended April 30, 2008, in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (“SFAS 123R”). The $60,000 per Director also represents the grant date fair value of the stock awards due to the awards vesting immediately upon grant.

(4)	No stock options were awarded in fiscal year 2008.

(5)	Nonemployee Directors occasionally receive perquisites provided by or paid by the Company. During fiscal year 2008 these perquisites included occasional samples of the Company’s products and tickets to Company sponsored events. The aggregate of all benefits provided to each nonemployee Director in fiscal year 2008 was less than $10,000.

Executive Sessions and Presiding Director

In its fiscal year 2008, the Board held three regularly scheduled executive sessions in which only the independent Directors were present. As provided in the Company’s corporate governance guidelines, these meetings were chaired by Ms. Long, the Chair of the Executive Compensation Committee. In fiscal year 2009, the Chair of the Audit Committee will chair the executive sessions. In fiscal year 2010, the Chair of the Nominating and Corporate Governance Committee will chair the executive sessions. Executive sessions of the Board are held in conjunction with regularly scheduled meetings of the Board. There is no executive session held on the day of the annual meeting, unless specifically requested by a Director.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has three members and met three times during fiscal year 2008. The principal functions of this Committee include:

•	developing qualifications/criteria for selecting and evaluating Director nominees and evaluating current Directors;

•	evaluating the performance of the Company’s Co-Chief Executive Officers (the “Co-CEOs”);

•	considering and proposing Director nominees for election at the annual meeting;

•	selecting candidates to fill Board vacancies as they may occur;

•	making recommendations to the Board regarding the Committees’ memberships;

•	considering key management succession planning issues as presented annually by management;

•	developing and generally monitoring the Company’s corporate governance guidelines and procedures;

•	reviewing and approving, as appropriate, related party transactions consistent with the guidelines set forth in the Company’s Policy on Ethics and Conduct and the Company’s Related Party Transaction Policy;

•	administering the annual evaluation of the Board; and

•	performing other functions or duties deemed appropriate by the Board.

The Nominating and Corporate Governance Committee charter is posted on the Company’s website at www.smuckers.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Nominating and Corporate Governance Committee believes this charter is an accurate and adequate statement of the Committee’s responsibilities and the Committee reviews this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

Executive Compensation Committee

The Executive Compensation Committee has three members and met four times during fiscal year 2008. The principal functions of this Committee include:

•	establishing, regularly reviewing and implementing the Company’s compensation philosophy;

•	determining the total compensation packages and performance goals of the Company’s executive officers;

•	assuring that the total compensation paid to the Company’s executive officers is fair, equitable and competitive, based on an internal review and comparison to survey data;

•	approving and administering the terms and policies of the Company’s long-term incentive compensation programs (including the Company’s restricted stock program) for executive officers;

•	approving and administering the terms and policies of the Company’s short-term incentive compensation programs (including bonus program) for executive officers;

•	considering employee benefit programs generally;

•	reviewing the compensation paid to nonemployee Directors and making recommendations to the Board, as appropriate; and

•	performing other functions or duties deemed appropriate by the Board.

The Executive Compensation Committee operates under a written charter, which is attached as Annex A to this proxy statement and is posted on the Company’s website at www.smuckers.com. A copy will be provided free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Executive Compensation Committee believes the charter is an accurate and adequate statement of the Committee’s responsibilities. The Committee reviews this charter on an annual basis to confirm that it continues to be an accurate statement of such responsibilities. More information about the Executive Compensation Committee and related topics is provided in the Compensation Discussion and Analysis beginning on page 19.

Audit Committee

The Audit Committee has three members and met eight times during fiscal year 2008, including three telephonic meetings to review the Company’s quarterly filings on Form 10-Q. The principal functions of this Committee include:

•	determining annually that at least one of its members meets the definition of “audit committee financial expert” within the meaning of the Sarbanes-Oxley Act of 2002;

•	reviewing annually the financial literacy of each of its members, as required by the NYSE;

•	reviewing with the Independent Auditors of the Company the scope and thoroughness of the Independent Auditors’ examination and considering recommendations of the Independent Auditors;

•	appointing the Independent Auditors and approving their fees for the year;

•	reviewing the sufficiency and effectiveness of the Company’s system of internal controls, including compliance with Section 404 of the Sarbanes-Oxley Act of 2002 with the Company’s financial officers, the Independent Auditors, and, to the extent the Committee deems necessary, legal counsel;

•	reviewing and discussing the Company’s quarterly and annual filings on Form 10-Q and Form 10-K, respectively;

•	reviewing and approving the charter for the Company’s internal audit function, the annual internal audit plan, and summaries of recommendations; and

•	performing other functions or duties deemed appropriate by the Board.

As part of her responsibilities, the Chair of the Audit Committee met quarterly with the Company’s management and Independent Auditors to review earnings release information.

In addition, the Audit Committee reviewed the financial literacy of each of its members, as required by the listing standards of the NYSE, and determined that each of its members meet the criteria established by the NYSE. The Audit Committee also reviewed the definition of an “audit committee financial expert” as set forth in the Sarbanes-Oxley Act of 2002 and determined that two of its members, Kathryn W. Dindo and R. Douglas Cowan, satisfy the criteria of an audit committee financial expert under this Act. The Board adopted a resolution at its April 2008 meeting designating Ms. Dindo and Mr. Cowan as “financial experts,” within the meaning of the Sarbanes-Oxley Act of 2002.

A more detailed report of the Audit Committee is set forth below under the heading “Report of the Audit Committee.” The Audit Committee operates under a written charter, which is posted on the Company’s website at www.smuckers.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667. The Audit Committee believes the charter is an accurate and adequate statement of the Audit Committee’s responsibilities. The Audit Committee reviews this charter on an annual basis to confirm that it continues to be an accurate and adequate statement of such responsibilities.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is composed of three independent Directors, each of whom satisfies the independence requirement of Rule 10A-3 under the Securities Exchange Act of 1934. The Audit Committee serves as the primary communication link between the Board as the representative of the shareholders, the Company’s Independent Auditors, Ernst & Young LLP, and the Company’s internal auditors. The Company’s management has the primary responsibility for financial statements and the reporting process, including the systems of internal control.

In fulfilling its responsibilities during the fiscal year, the Audit Committee reviewed with management the financial statements and related disclosures included in the Company’s quarterly reports on Form 10-Q, and the audited financial statements and related financial statement disclosures included in its Annual Report on Form 10-K for the fiscal year ended April 30, 2008. Also, the Audit Committee reviewed with the Independent Auditors their judgments as to both the quality and the acceptability of the Company’s accounting policies. The Audit Committee’s review with the Independent Auditors included a discussion of other matters required under U.S. Generally Accepted Auditing Standards, including those matters required by the Statement on Auditing Standards No. 61, Communication With Audit Committees, and by the Sarbanes-Oxley Act of 2002.

The Audit Committee received the written disclosures from the Independent Auditors required by the Independence Standards Board Statement No. 1, and has discussed those disclosures with the Independent Auditors. The Audit Committee also has considered the compatibility of non-audit services with the Independent Auditors’ independence.

The Audit Committee discussed with the Company’s internal auditors and Independent Auditors the overall scope and plans for their respective audits and reviewed the Company’s plans for compliance with the management certification requirements pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee met with the internal auditors and Independent Auditors to discuss the results of the auditors’ examinations, their evaluation of the Company’s internal controls, including a review of the disclosure control process, as well as the overall quality of the Company’s financial reporting. The Audit Committee, or the Committee Chair, also preapproved services provided by Ernst & Young LLP during fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2008. The Audit Committee authorized the appointment of Ernst & Young LLP as the Company’s Independent Auditors for the 2009 fiscal year.

AUDIT COMMITTEE

Kathryn W. Dindo, Chair
R. Douglas Cowan
Elizabeth Valk Long

SERVICE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The following table summarizes the aggregate fees, including out of pocket expenses, billed by Ernst & Young LLP for the years ended April 30, 2008 and 2007:

Type of Fees	2008	2007

Audit Fees(1)	$1,670,500	$1,597,700
Audit-Related Fees(2)	$42,500	$39,000
Tax Fees(3)	$980,600	$944,600
All Other Fees	$—	$—

Total Fees	$2,693,600	$2,581,300

(1)	Audit fees primarily relate to (i) the audit of the Company’s consolidated financial statements as of and for the years ended April 30, 2008 and 2007, including statutory audits of certain international subsidiaries; (ii) the assessment of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002; and (iii) the reviews of the Company’s unaudited condensed consolidated interim financial statements as of July 31, October 31, and January 31 for fiscal years 2008 and 2007.

(2)	Audit-related fees are for audits of certain employee benefit plans and the Company’s subscription to on-line research services.

(3)	Tax fees are primarily for tax work in connection with the Company’s integration of Eagle Family Foods Holdings, Inc. and for tax compliance, preparation and planning services.

AUDIT COMMITTEE PREAPPROVAL POLICIES AND PROCEDURES

The Audit Committee charter, as well as the policies and procedures adopted by the Audit Committee, require that all audit and permitted non-audit services provided by the Independent Auditors be preapproved by the Audit Committee. These services may include audit services, audit-related services, tax services and, in limited circumstances, other services. The Audit Committee’s preapproval identifies the particular type of service and is subject to a specific engagement authorization.

Should it be necessary to engage the Independent Auditors for additional, permitted services between scheduled Committee meetings, the Chair of the Audit Committee has been delegated the authority to approve up to $200,000 for additional services for a specific engagement. The Committee Chair then reports such preapproval at the next meeting of the Audit Committee. The approval policies and procedures of the Committee do not include delegation of the Audit Committee’s responsibility to the Company’s management.

All of the services described above were approved by the Audit Committee or the Committee Chair before Ernst & Young LLP was engaged to render the services or otherwise in accordance with the approval process adopted by the Audit Committee.

COMMUNICATIONS WITH THE AUDIT COMMITTEE

The Company’s Policy on Ethics and Conduct has established procedures for confidential, anonymous complaints by employees and from third parties received by the Company regarding accounting, internal accounting controls or auditing matters. The Policy on Ethics and Conduct is posted on the Company’s website at www.smuckers.com, and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
(Proposal 2 on proxy card)

The Audit Committee has appointed Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending April 30, 2009. The Audit Committee has requested that the shareholders ratify this decision. Ernst & Young LLP has served as the Company’s Independent Auditors since 1955.

A representative of Ernst & Young LLP will be present at the annual meeting with an opportunity to make a statement if so desired and to respond to appropriate questions with respect to that firm’s examination of the Company’s financial statements and records for the fiscal year ended April 30, 2008.

Although shareholder ratification is not required under the laws of the State of Ohio, we are submitting the appointment of Ernst & Young LLP to the Company’s shareholders for ratification at the annual meeting as a matter of good corporate practice and in order to provide a means by which shareholders may communicate their opinion to the Audit Committee.

The Board of Directors recommends a vote FOR ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s
Independent Registered Public Accounting Firm.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Company’s Executive Compensation Committee regularly reviews the Company’s compensation philosophy and objectives. The Executive Compensation Committee is also responsible for reviewing and approving compensation for the Company’s executive officers on an annual basis. A description of the Executive Compensation Committee’s responsibilities is set forth in detail in its charter which may be accessed on the Company’s website at www.smuckers.com.

Set forth below is a detailed discussion of the Company’s compensation program for its executive officers organized as follows:

I.	Philosophy of the Company’s Compensation Program	(page 19)
II.	Components of the Company’s Compensation Program for Executive Officers	(page 19)
III.	Determination of Base Salaries for Executive Officers	(page 20)
IV.	What the Company’s Short-Term Incentive Compensation Program (MIP) is Designed to Reward and How it Works	(page 23)
V.	What the Company’s Long-Term Incentive Compensation Program (Performance-Based Restricted Stock) is Designed to Reward and How it Works	(page 26)
VI.	Health Benefits	(page 27)
VII.	Pension and Retirement Plans, the Non-qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan	(page 28)
VIII.	Other Benefits Executive Officers Receive	(page 29)
IX.	Description of Agreements with Executive Officers	(page 29)
X.	Tax and Accounting Considerations	(page 30)

I.	Philosophy of the Company’s Compensation Program

The Company’s compensation philosophy is that compensation for all employees, including its executive officers should be:

•	fair and equitable when viewed both internally and externally;

•	competitive enough to attract and retain the best qualified individuals; and

•	performance-based.

The Company has designed its compensation programs to reflect each of these elements. The performance-based incentives, (comprised of corporate performance, individual performance and, in some cases, the performance of the business and operations units), seek to reward both short-term, or annual, as well as long-term results and to align the interests of the Company’s executive officers and other participants with the interests of the Company’s shareholders.

II.	Components of the Company’s Compensation Program for Executive Officers

Company executive officers receive a compensation package which consists of the following components:

Cash Components

•	annual base salary; and

•	the Company’s short-term incentive compensation program, the Management Incentive Plan (“MIP”), provides participants the opportunity, subject to meeting specified goals, to earn an annual cash bonus.

Equity Component

•	the Company’s long-term incentive compensation program, in the form of a potential annual grant of restricted shares or restricted stock units (“Restricted Stock Award”), provides participants the opportunity, subject to meeting specified goals, to earn equity of the Company which generally vests over a four-year period.

Health Benefits and Pension Benefits

•	participation in a supplemental executive retirement plan;

•	participation in health and welfare plans upon substantially the same terms as available to other salaried employees of the Company; and

•	participation in retirement plans (such as a 401(k) plan, defined benefit pension plan and employee stock ownership plan) upon the same terms as available to other salaried employees of the Company.

Other Benefits

•	the right to defer part of their salary or cash bonus under a non-qualified, voluntary, deferred compensation plan; and

•	selected perquisites for certain executive officers such as limited financial and tax planning assistance, use of the Company aircraft, and select reimbursement for club dues and expenses.

III.	Determination of Base Salaries for Executive Officers

The Company believes the compensation paid to executive officers must be competitive enough to attract and retain qualified individuals and must be fair and equitable. The Company also believes that there are certain non-financial, intangible elements of the overall compensation program which provide a positive work environment and have value for the Company’s employees. The commitment to one another as valued employees and the adherence to the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence are reflected in how we conduct ourselves and the pride we take in a job well done.

In an effort to provide competitive, yet fair and equitable base salaries, salary ranges are determined using published and widely available salary market data from a broad cross-section of companies. The market data used by the Executive Compensation Committee to support compensation decisions for the Company’s officers include market data for hundreds of companies that participate in three major executive compensation surveys. The Company does not select specific peer companies for this purpose. The three survey databases used for the most recent pay analysis conducted by Towers Perrin include the 2007 U.S. CDB General Industry Executive Database (“Towers Perrin”); the 2007/2008 Survey Report on Top Management Compensation (“Watson Wyatt”); and the 2007 Mercer Benchmark Database — Executive Survey Report (“Mercer”) (collectively, the “Compensation Study”). The information for all companies reporting data for a specific job from the Towers Perrin and Mercer surveys, and for all non-durable goods companies from the Watson Wyatt survey is used when the Executive Compensation Committee reviews compensation. This data is then size-adjusted to reflect the Company’s revenue and, where appropriate, the size of a specific business area.

Salary ranges are determined in the same manner for each salaried employee of the Company, including each executive officer. The actual base salary paid to each executive officer is designed to fall within the range established by the Company and to also reflect the experience of the executive officer and the scope of his or her responsibility.

With respect to the Co-CEOs, two job classifications are used to arrive at an appropriate salary range; that of a chief executive officer position, and a chief operating officer position. The data for these two positions is averaged for use by the Executive Compensation Committee in making decisions about the pay for the Co-CEOs.

Positions for all salaried employees, including the officers, are assigned to salary grades with corresponding salary ranges. Decisions regarding salary grades (as well as target MIP opportunities and Restricted Stock Award opportunities as a percentage of base salary) are generally made every two years. The Executive Compensation Committee targets all compensation relative to a range (plus or minus 15%) around the 50th percentile of the market data (“Initial Target Range”) to determine the applicable salary grade. Next, the Executive Compensation Committee reviews each officer’s specific role, responsibilities and experience. The Executive Compensation Committee also reviews considerations of internal pay equity among the members of the officer group, considering such factors as experience, leadership responsibility within the officer group, and roles and responsibilities with the Company, including the size of the business group managed by the officer. Internal equity considerations result in both upward and downward changes from the market median data.

Additionally, to ensure that total direct compensation, including base salary, annual incentives and long term incentives, paid to executive officers is fair based on role, performance, tenure in position and overall tenure with the Company, the Company, with assistance from Towers Perrin, regularly benchmarks all elements of its compensation program using the Compensation Study.

The Company uses the Initial Target Range as a goal for assessing the pay for each salaried employee, including the Co-CEOs, Chief Financial Officer and the three other most highly compensated executive officers (“Named Executive Officers” or “NEOs”). The most recent Compensation Study indicated that compensation for the NEOs compared to the market as follows:

Base salary:

•	five of the NEOs were within the Initial Target Range; and

•	one of the NEOs was below the Initial Target Range.

Target total cash compensation (base salary plus the target opportunity under the MIP):

•	four of the NEOs were within the Initial Target Range; and

•	two of the NEOs were below the Initial Target Range.

Target total direct compensation (total cash compensation plus the target value of performance Restricted Stock Awards):

•	three of the NEOs were within the Initial Target Range; and

•	three of the NEOs were below the Initial Target Range.

When approving compensation for executive officers, the Executive Compensation Committee also considers:

•	support of the Company’s Basic Beliefs of Quality, People, Ethics, Growth, and Independence;

•	individual performance, including financial and operating results as compared to the Company’s financial plan and to prior year results, as well as achievement of personal development objectives;

•	the Company’s overall performance, including sales and earnings results;

•	the Company’s market share gains;

•	implementation of the Company’s strategy;

•	implementation of sound management practices; and

•	the role of appropriate succession planning in key positions.

Each April, the Executive Compensation Committee requests that management submit salary recommendations for executive officers, other than for the Co-CEOs, using all of the considerations outlined above. These recommendations generally result in salary increases for the executive officers that are, on average, aligned with the Company’s salary increase budget for other salaried employees. The Executive

Compensation Committee reviews all of these performance considerations with no single factor necessarily weighted more heavily than another. As noted above, management does not submit a recommendation regarding salary increases for the Co-CEOs.

In setting and approving fiscal year 2008 compensation for the Co-CEOs, the Executive Compensation Committee holds the Co-CEOs responsible for ensuring that each of the objectives set forth above are achieved and each is assessed in their respective roles in regards to:

•	setting the tone for corporate responsibility by adhering to the Company’s Basic Beliefs of Quality, People, Ethics, Growth and Independence;

•	managing the business, over the long term, to serve the Company’s constituents, namely consumers, customers, employees, suppliers, communities in which we work, and our shareholders;

•	delivering positive financial and operational results as reflected in the Company’s financial plan;

•	delivering positive earnings results;

•	designing and implementing the Company’s strategic vision; and

•	developing appropriate succession planning for key executive positions.

At the Executive Compensation Committee’s April 2008 meeting, the Executive Compensation Committee with input from the Nominating and Corporate Governance Committee, concluded that the Co-CEOs continue to meet and exceed these performance measures. The Executive Compensation Committee considered these factors when determining the base salary and MIP awards for the Co-CEOs.

As noted in the Summary Compensation Table on page 31 of the proxy, the Company’s Co-CEOs received identical base salaries, MIP awards, and Restricted Stock Awards. The differences in amounts reported as compensation for these individuals reflect the different impact of their respective stock-based awards under SFAS 123R, and the differences between the two executives’ credited years of service under The J. M. Smucker Company Employees’ Retirement Plan (the “Qualified Plan”) and The J. M. Smucker Company Top Management Supplemental Retirement Benefit Plan, a non-qualified supplemental retirement plan (the “SERP”).

The Executive Compensation Committee has retained Towers Perrin as an outside consultant to assist the Executive Compensation Committee, as requested, to fulfill various aspects of its charter. Towers Perrin reports directly to the Executive Compensation Committee and also participates in executive sessions with the Executive Compensation Committee, without members of the Company’s management present. The Co-CEOs, the Director of Human Resources, and the Corporate Secretary also attend the non-executive portions of the Executive Compensation Committee meetings. Pursuant to its governance model, the Executive Compensation Committee makes all decisions concerning pay and benefits for the Company’s officers, and the Executive Compensation Committee relies on Towers Perrin for advice, data and market information regarding executive compensation. During fiscal year 2008, Towers Perrin regularly attended Executive Compensation Committee meetings and assisted the Executive Compensation Committee with:

•	updating relevant trends and technical developments in executive compensation;

•	assessing the competitiveness of pay levels and practices across the industry;

•	developing tally sheets for the NEOs;

•	evaluating programs and recommendations put forth by management against the Executive Compensation Committee’s stated rewards objectives; and

•	reviewing information and calculations to be included in the compensation sections of the Company’s proxy statement.

The Executive Compensation Committee has authorized Towers Perrin staff members working on the Executive Compensation Committee’s behalf to interact with Company management, as needed, to obtain or confirm information for presentation to the Executive Compensation Committee. Further, the Executive

Compensation Committee is kept apprised of other work performed by Towers Perrin on behalf of the Company. In fiscal year 2008, this additional work for the Company included calculation of restricted stock grants, review of proxy materials, review of plans for compliance with 409A, range review for salaried positions other than NEOs, retirement plan design, the SERP redesign, and development of compensation and retirement benefits communication material.

IV.	What the Company’s Short-Term Incentive Compensation Program (MIP) is Designed to Reward and How it Works

The Company’s MIP is performance-based and is designed to reward key managers, including executive officers, for their contribution to the Company based on clear, measurable criteria.

After the end of each fiscal year, the Executive Compensation Committee reviews management’s recommendations for MIP bonuses (other than a recommendation for the Co-CEOs for whom management makes no recommendation). The Executive Compensation Committee evaluates the following criteria and information in approving MIP awards for executive officers:

•	the Company’s performance in relation to its non-GAAP earnings per share goal for the fiscal year, which goal is also approved by the Executive Compensation Committee in June of each year for the fiscal year commencing the prior May 1st. The earnings per share goal is calculated excluding restructuring and merger and integration charges. The determination of Company performance excluding these charges is consistent with the way management internally evaluates its business;

•	personal performance of the executive officer based on achievement of corporate performance goals, and adjusted, either up or down, in extraordinary circumstances;

•	if an executive officer has responsibilities that align with a specific business area or a specific plant, a percentage of this award is tied to that specific business area’s or plant’s performance in relation to its annual profit goal and the Executive Compensation Committee will review attainment of relevant profit goals for those areas;

•	awards to each executive officer for the prior three years, as well as base salary for the fiscal year just ended and “target award” information for each executive officer; and

•	no awards are made unless the Company first achieves 80% of its earnings per share goal.

“Target awards” for executive officers under the MIP are also approved by the Executive Compensation Committee and represent a percentage of each executive officer’s base salary. The appropriate MIP target award percentage for each executive officer is reviewed regularly by the Executive Compensation Committee with input from Towers Perrin. The most recent Compensation Study indicated the MIP target award percentages were generally at the median of the survey group. Executive officers’ MIP target awards range from 30% to 80% of base salary depending on the responsibilities and experience of the executive officer. For fiscal year 2008, the most an executive officer is eligible to receive in any one fiscal year is twice the MIP target award (i.e., between 60% to 160% of base salary).

Participants in the MIP receive a percentage of their target award based on the Company, business unit, or plant operation performance as shown in the following table:

		Percentage
		of Target
	Performance	Award
Ranges	Level Achieved	Earned

Below Threshold	<80%	0%
Threshold	80%	25%
Target	100%	100%
Maximum	110%	200%

In the event performance is between the ranges set forth in the matrix above, the Executive Compensation Committee determines the percentage of the award that is earned by mathematical interpolation and for each increase of 1% above the target performance level, the percentage of target award earned will increase by 10%.

Additionally, if an executive officer is part of a specific business area or plant operation, 50% of the MIP target award is generally tied to the performance of the business area or plant operation. The individual performance component of the Company’s MIP involves subjective evaluation by the Executive Compensation Committee of the executive officers based on the following criteria:

•	providing leadership through adherence to the Company’s Basic Beliefs;

•	creating a culture of success and teamwork;

•	demonstrating and implementing key strategic initiatives;

•	nurturing and developing the future generation of Company leaders; and

•	assuming key leadership roles within the Company.

A chart illustrating this allocation is as follows:

	Weighting of Target Award
	Corporate	Business Unit
Performance Categories	Participants	Participants

Corporate Performance	50%	25%
Individual Performance	50%	25%
Business Area Performance	0%	50%

Total	100%	100%

The MIP awards for the Co-CEOs are based on the same corporate performance standards as used for other corporate participants in the MIP; however, no recommendation is made by management concerning the individual awards for the Co-CEOs. The MIP awards for each of the Co-CEOs are determined by the Executive Compensation Committee based on its evaluation of the criteria outlined above.

Set forth below is an example of the calculation of an MIP award for a corporate participant:

Example: Executive officer with corporate responsibilities, an annual base salary of $200,000, and a MIP target award of 50% of base salary, would receive the following MIP awards based on achievement of target performance for all categories as shown below:

		Percentage
		of Target
	Performance	Award	MIP
Ranges	Level Achieved	Earned	Earned

Below Threshold	<80%	0%	$0
Threshold	80%	25%	$25,000
Target	100%	100%	$100,000
Maximum	110%	200%	$200,000

Specifically, with respect to fiscal year 2008, the Executive Compensation Committee approved the corporate non-GAAP earnings per share goal of $2.99. In order to receive 100% of the target opportunity under the corporate component of the MIP, the Company had to achieve non-GAAP earnings per share of $2.99. For its fiscal year 2008 the Company achieved non-GAAP earnings per share of $3.15, representing 105% of the target amount. As a result of exceeding the earnings target, the corporate performance portion of the awards was paid at 150% of the target award for all participants. The MIP for fiscal year 2008 is as shown in the following table:

Management Incentive Plan
Corporate Performance Goals for
Fiscal Year 2008

	Performance Level Achieved	Percentage of MIP
Threshold	(non-GAAP earnings per share)	Opportunity Earned

Below Threshold	below $2.39 (80% of target)	0%
Threshold	at $2.39 (80% of target)	25%
Target	$2.99	100%
Maximum	$3.29 (110% of target)	200%

For fiscal year 2008, all of the executive officers included in the Summary Compensation Table were participants in MIP and the weighting of the Target Award for each executive officer is set forth in the table below:

Management Incentive Plan
Weighting of Target Award
For NEOs
Fiscal Year 2008

	Weighting of Target Award
	Corporate	Individual	Business Area
Executive Officer	Performance	Performance	Performance

Timothy P. Smucker	50%	50%	0%
Richard K. Smucker	50%	50%	0%
Mark R. Belgya	50%	50%	0%
Vincent C. Byrd	50%	25%	25%
Donald D. Hurrle, Sr.	25%	25%	50%
Steven Oakland	25%	25%	50%

Although the Company does not generally provide specific guidance on its earnings estimates, it has consistently maintained that it expects earnings per share to grow at a long-term average of 8% per year. The Company believes that the established performance targets required participants, including executive officers, to perform at a high level in order to achieve the 1999 through 2008 target performance levels. During this ten-year period, the Company achieved performance in excess of the target level seven times, achieved the maximum performance level once, and failed to achieve the target performance twice. During the same time period, the Company’s annual compounded earnings per share growth rate was approximately 10%. Generally, the Executive Compensation Committee sets the minimum, target and maximum levels such that the relative difficulty of achieving the target level is consistent from year to year.

V.	What the Company’s Long-Term Incentive Compensation Program (Performance-Based Restricted Stock) is Designed to Reward and How it Works

The Company’s long-term, performance-based compensation is stock based and is designed to align the interests of management with the interests of the Company’s shareholders. The goals of the Company’s long-term incentive compensation program are to:

•	encourage executive officers and key managers to focus on long-term Company performance;

•	provide an opportunity for key managers to increase stock ownership in the Company;

•	create opportunities for participants to share in growth over the long term; and

•	act as a retention incentive for executive officers and key managers.

Restricted Stock Awards are issued under the 2006 Plan. The Company grants restricted stock units (in lieu of restricted shares) to certain participants who reside outside the U.S., in order to comply with local laws and to provide favorable tax treatment to the foreign recipients. Discussion in this Compensation Discussion and Analysis relating to restricted shares also applies to the limited awards of restricted stock units granted outside the U.S.

The essential features of the Restricted Stock Awards are as follows:

•	subject to Executive Compensation Committee approval, grants of Restricted Stock Awards are made each June when the Company meets or exceeds performance goals for the most recently ended fiscal year;

•	actual Restricted Stock Awards are based on the Company’s earnings per share performance as established by the Executive Compensation Committee the previous June (on the same performance basis as MIP awards are determined);

•	target opportunities for Restricted Stock Awards (i.e., the amount of restricted shares a participant is eligible to receive) are computed based on a participant’s base salary level at the beginning of the fiscal year in which the Restricted Stock Award is made and considerations of internal equity (similar to the considerations used in determining the target award under the MIP, including the Compensation Study) and these goals and targets are communicated to participants at the beginning of each fiscal year;

•	Restricted Stock Awards vest 100% at the end of a four-year period so long as a participant remains an employee of the Company. Restricted Stock Awards made to participants who reach the age of 60 and have a minimum of 10 years of service with the Company vest immediately. The Company also has pro-rata vesting, in specific, limited circumstances such as job elimination or sale of the related business; and

•	actual Restricted Stock Awards range from 0% of the restricted shares target award amount, if the Company fails to achieve 80% of its earnings goal, to a maximum of 150% of the restricted shares target award amount if the Company exceeds 120% of its earnings goal as shown in the following table. In the event performance is between the ranges set forth below, the Executive Compensation Committee determines the percentage of the Restricted Stock Award that is earned by mathematical interpolation and for each increase of 1% above the target performance level, the percentage of target award will increase by 2.5%.

		Percentage
	Achievement	of Target
	of Target	Award
Ranges	Performance	Earned

Below Threshold	<80%	0%
Threshold	80%	50%
Target	100%	100%
Maximum	120%	150%

Restricted Stock Awards, rounded to the nearest five shares, are reviewed and approved by the Executive Compensation Committee in June based on the previous fiscal year’s performance. Participants must be employed by the Company at the time of the Restricted Stock Award to receive shares. For all executive officers, except the Co-CEOs, the Company initially determines the dollar value of the restricted shares that has been earned and such determination is approved by the Executive Compensation Committee. The stock price used to determine the number of shares to be awarded is based on the average of the closing stock prices for the final five trading days during fiscal year 2008 and the first five trading days in fiscal year 2009.

In order to qualify the Restricted Stock Awards made to the Co-CEOs as performance-based awards under Section 162(m) of the Internal Revenue Code (the “IRC”), the Company grants performance units to the Co-CEOs in June of each year, which are paid in the form of restricted shares (like the other executive officers) at the end of the fiscal year in which they were granted, assuming the applicable performance standards relating to earnings per share were met. For grants made in fiscal year 2009, the Company will grant performance units to the Co-CEOs, which will also be payable in Restricted Stock Awards to the extent that performance goals are achieved. Management makes no recommendation regarding long-term incentive awards for the Co-CEOs, but the Executive Compensation Committee, after considering input from Towers Perrin, makes grants to the Co-CEOs based on the same performance standards as used for the other participants.

Following the end of fiscal year 2008, the Executive Compensation Committee determined the number of performance units that were earned. The performance units were paid in the form of shares of restricted stock, which restricted shares for the Co-CEOs were issued out of shares available under the 2006 Plan. The performance units (each worth $1) were converted to a number of restricted shares based on the average stock price for the final five trading days during fiscal year 2008 and the first five trading days in fiscal year 2009. The restricted shares earned were granted to the Co-CEOs pursuant to the same terms as the restricted shares granted to the other executive officers and are subject to a four-year vesting period. However, as with other participants, once either of the Co-CEOs reaches the age of 60 and has a minimum of 10 years of service with the Company, his restricted shares will vest immediately. Based on age and length of service, the restricted shares granted to Timothy P. Smucker and Richard K. Smucker vested upon grant. Specifically, with respect to fiscal year 2008, the Company achieved 105% of its non-GAAP earnings per share performance level resulting in a Restricted Stock Award of 112.5% of the Restricted Stock Award target.

VI.	Health Benefits

The Company provides executive officers with health and welfare plans upon substantially the same terms as available to most other salaried employees of the Company and its domestic subsidiaries. These benefit plans include medical, dental, life, and disability insurance coverage.

VII.	Pension and Retirement Plans, the Non-qualified Supplemental Retirement Plan, and the Voluntary Deferred Compensation Plan

Company executive officers participate in the Employee Stock Ownership Plan (the “ESOP”), the Qualified Plan, and The J. M. Smucker Company Employee Savings Plan (the “401(k) Plan”). Participation in these plans is an important component of the overall compensation package for all Company employees, including its executive officers. Substantially all of the Company’s U.S. non-represented employees are eligible to participate in these plans, each upon the terms set forth in the specific plan applicable to each participant.

ESOP

The Company makes a contribution of approximately 2% of base salary to eligible employees through the ESOP.

401(k) Plan

On January 1, 2008, the Company adopted changes to the 401(k) Plan whereby the 401(k) Plan became the primary Company-provided retirement plan for certain eligible employees. The 401(k) Plan provides a 50% match on employees’ contributions of up to 6% of pay (maximum Company match of 3% of pay) for employees age 40 and over as of December 31, 2007, and a 100% match on employees’ contributions of up to 6% of pay for employees under the age of 40 as of December 31, 2007 or those becoming new participants, regardless of age, on or after January 1, 2008.

Qualified Plan

On January 1, 2008, the Company adopted changes to the Qualified Plan whereby benefits stopped increasing for employees under the age of 40 as of December 31, 2007, with benefits remaining unchanged for employees age 40 and over as of December 31, 2007. The Qualified Plan is a qualified defined benefit plan which provides a pension benefit based upon years of service with the Company and upon final average pay (average base salary compensation for the five most highly compensated consecutive years of employment). Benefits under the Qualified Plan are 1% of final average pay times the participant’s years of service with the Company.

SERP

In addition to retirement benefits under the Qualified Plan, certain executive officers of the Company, including the NEOs, also participate in the SERP, entitling them to certain supplemental benefits upon their retirement. Benefits under the SERP, which are based upon years of service, are 55% (reduced for years of service less than 25) of the average of base salary, holiday bonus, and MIP bonus for the five most highly compensated, consecutive years of employment, less any benefits received under the Qualified Plan and Social Security.

In October 2007, The Executive Compensation Committee adopted The J. M. Smucker Company Defined Contribution Supplemental Executive Retirement Plan, which became effective on May 1, 2008, for certain executive officers not participating in the SERP (the “New SERP”). The New SERP will entitle participants to certain supplemental benefits upon their retirement, based upon an annual contribution by the Company equal to 7% of the sum of the participant’s base salary, holiday bonus, and MIP bonus, along with an interest credit made each year commencing on April 30, 2009. Participants in the New SERP will be eligible for benefits upon the attainment of age 55 and 10 years of service with the Company. The NEOs are not participants in the New SERP, but will continue to participate in the SERP.

Deferred Compensation Plan

Executive officers may elect to defer up to 50% of salary and up to 100% of the MIP award in The J. M. Smucker Company Voluntary Deferred Compensation Plan (the “Deferred Compensation Plan”). The amounts deferred are credited to notional accounts selected by the executive that mirror the investment alternatives available in the 401(k) Plan. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or equal annual installments ranging from 2 to 10 years.

The SERP, the New SERP, and the Deferred Compensation Plan are non-qualified deferred compensation plans and, as such, are subject to the rules of Section 409A of the IRC, which restrict the timing of distributions.

VIII.	Other Benefits Executive Officers Receive

The executive officers, like all salaried and hourly non-represented employees of the Company, receive an annual holiday bonus equal to 2% of their base salary.

Executive officers are provided certain personal benefits not generally available to all employees. The Executive Compensation Committee believes these additional benefits are reasonable and enable the Company to attract and retain outstanding employees for key positions. These benefits include financial and tax planning assistance, reimbursement for specified club dues and expenses, executive physicals, participation in the SERP or the New SERP, and the Deferred Compensation Plan. Additionally, the Executive Compensation Committee and the Board have strongly encouraged the Co-CEOs and their families to use corporate aircraft for all air travel for security purposes. The value of personal travel on the corporate aircraft is calculated in accordance with applicable regulations under the IRC and is included in the Co-CEOs’ taxable income for the year. The value of these personal benefits for the NEOs, to the extent the aggregate value exceeded $10,000 for fiscal year 2008, is included in the Summary Compensation Table.

The Executive Compensation Committee reviews, on an annual basis, the types of perquisites and other benefits provided executive officers, as well as the dollar value of each perquisites paid to executive officers.

IX.	Description of Agreements with Executive Officers

Employment Agreements

The Company does not have employment agreements, golden parachute agreements, or change of control agreements with any employee. Should there be a change in control of the Company, all outstanding equity awards (other than the performance units for the Co-CEOs described above) will immediately vest. The definition of change of control for purposes of accelerating the vesting of Restricted Stock Awards is set forth in the 2006 Plan and the 1998 Equity and Performance Incentive Plan (the “1998 Plan”).

Consulting Agreements

The Co-CEOs have entered into Consulting Agreements with the Company. These agreements are designed to recognize the value of the Smucker family involvement in the business and to preserve this value for a period following the termination of employment of either of the Co-CEOs. The consulting agreements generally require each of the Co-CEOs to maintain his public representation of the Company for three years following the termination of full-time employment with the Company. The Board also believes that it is crucial to the strength of the Smucker’s brand that neither Timothy P. Smucker nor Richard K. Smucker undertake activities after the end of his employment with the Company that might be to the competitive disadvantage of the Company.

In December 2005, Richard G. Jirsa retired as a Vice President of the Company after 30 years of service. At the time of his retirement, Mr. Jirsa entered into a Consulting Agreement with the Company pursuant to which he agreed to provide consulting services to the Company, as requested, for a period of two years.

In August 2006, Fred A. Duncan retired as a Senior Vice President of the Company after 28 years of service. At the time of his retirement, Mr. Duncan entered into a Consulting Agreement with the Company pursuant to which he agreed to provide consulting services to the Company, as requested, for a period of one year.

In June 2007, John D. Milliken retired as a Vice President of the Company after 34 years of service. At the time of his retirement, Mr. Milliken entered into a Consulting Agreement with the Company pursuant to which he agreed to provide consulting services to the Company, as requested, for a period of one year.

In July 2007, Richard F. Troyak retired as Vice President, Operations of the Company after 29 years of service. At the time of his retirement, Mr. Troyak entered into a Consulting Agreement with the Company pursuant to which he agreed to provide consulting services to the Company, as requested, for a period of one year.

In December 2007, Robert E. Ellis retired as Vice President, Human Resources of the Company after 29 years of service. At the time of his retirement, Mr. Ellis entered into a Consulting Agreement with the Company pursuant to which he agreed to provide consulting services to the Company, as requested, for a period of one year.

X.	Tax and Accounting Considerations

The Executive Compensation Committee has considered the potential impact on the Company’s compensation plans of the $1,000,000 cap on deductible compensation under Section 162(m) of the IRC. Compensation that qualifies as performance-based compensation is exempt from the cap on deductible compensation. To date, Timothy P. Smucker, Richard K. Smucker, and Vincent C. Byrd have been paid compensation in excess of $1,000,000 that could be subject to the Section 162(m) limitation. The Executive Compensation Committee is committed to establishing executive compensation programs that will maximize, as much as possible, the deductibility of compensation paid to executive officers. To the extent, however, that the Executive Compensation Committee from time to time believes it to be consistent with its compensation philosophy and in the best interests of the Company and its shareholders to award compensation that is not fully deductible, it may choose to do so.

During fiscal year 2008, the Executive Compensation Committee continued to monitor the regulatory developments under Section 409A of the IRC, which was enacted as part of the American Jobs Creation Act of 2004. Section 409A imposes additional limitations on non-qualified deferred compensation plans and subjects those plans to additional conditions. Certain aspects of the benefit programs may be revised in fiscal year 2009 for compliance with, or exemption from, the requirements of Section 409A.

SUMMARY COMPENSATION TABLE

The following table provides information concerning the compensation of the Company’s NEOs for fiscal years 2008 and, if required, 2007. Please read the Compensation Discussion and Analysis in conjunction with reviewing this table.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)	($)(4)	($)(5)	($)(6)(7)	($)

Timothy P. Smucker	2008	730,000	14,600	1,573,784	—	876,000	—	90,152	3,284,536
Chairman and Co-Chief	2007	700,000	14,000	2,232,781	—	840,000	916,198	89,899	4,792,878
Executive Officer
Richard K. Smucker	2008	730,000	14,600	3,478,864	—	876,000	341,800	85,236	5,526,500
President and Co-Chief	2007	700,000	14,000	2,110,094	—	840,000	1,284,881	119,169	5,068,144
Executive Officer
Mark R. Belgya	2008	245,000	4,900	197,055	—	166,000	46,993	9,937	669,885
Vice President, Chief Financial Officer, and Treasurer	2007	230,000	4,700	172,573	—	160,000	181,228	9,786	758,287
Vincent C. Byrd	2008	373,423	7,300	351,373	—	276,000	50,339	28,340	1,086,775
Senior Vice President,	2007	337,577	6,700	322,165	—	260,000	356,005	21,845	1,304,292
Consumer Market
Donald D. Hurrle, Sr.	2008	244,408	4,760	358,622	—	126,000	60,640	27,840	822,270
Vice President, Sales Grocery Market
Steven Oakland	2008	304,038	6,000	245,745	—	130,000	—	21,714	707,497
Vice President and General Manager, Consumer Oils and Baking

(1)	Included in the Salary column (c) is unused vacation from calendar 2007 paid to the following NEOs in fiscal year 2008: Vincent C. Byrd ($8,423), Donald D. Hurrle, Sr. ($6,408), and Steven Oakland ($4,038).

(2)	Included in the Bonus column (d) is a holiday bonus representing 2% of base salary at the time of payment.

(3)	The Stock Awards column (e) represents compensation expense recognized for financial reporting purposes during fiscal year 2008 in accordance with SFAS 123R related to the awards of restricted shares granted in fiscal years 2004, 2006, 2007 and 2008. Amounts included in column (e) also include compensation expense recognized during fiscal year 2008 in connection with awards of restricted shares made to the NEOs on June 17, 2008 based on achievement of performance targets established for fiscal year 2008. Compensation expense related to the June 2008 grant was based on the requisite service period, which includes a one-year performance period plus the vesting period. Additional information regarding the Company’s SFAS 123R assumptions can be found in Notes A and K of the Notes to Consolidated Financial Statements of the Company’s 2008 Annual Report.

Restricted shares generally vest over a four-year period from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, if earlier. Timothy P. Smucker was at least age 60 with 10 years of service at fiscal year end. Richard K. Smucker attained 60 years of age and had 10 years of service in May 2008. Donald D. Hurrle, Sr. will attain 60 years of age and have 10 years of service in January 2009. During the vesting period, the NEOs are the beneficial owners of the restricted shares and possess all voting and dividend rights. Dividends are payable at the same rate as is paid on the Company’s common shares generally. During fiscal year 2008, the Company paid quarterly dividends at a rate of $0.30 per share.

In order to qualify the June 17, 2008 restricted shares described above as performance-based compensation under Section 162(m) of the IRC, at the beginning of the fiscal year 2008, Timothy P. Smucker and Richard K. Smucker were granted performance units with a one-year performance period. Each performance unit is equal in value to $1.00. The actual number of performance units earned was paid out in the form of restricted shares and the related compensation expense is included in the table in column (e).

(4)	Amounts shown in column (g) represent performance-based awards under the MIP. The incentive payment was based on achievement of performance targets established for fiscal year 2008 and was paid in June 2008, subsequent to the end of the fiscal year. Performance criteria under the MIP relate to the Company’s performance, individual performance, and in some cases, business and operation area performance, and are discussed in detail under the caption “Compensation Discussion and Analysis.”

(5)	Amounts shown in column (h) represent the increase in present value of accumulated benefits accrued under the Qualified Plan and the SERP. The present value of accumulated benefits decreased for Timothy P. Smucker by $200,848 and for Steven Oakland by $9,826. These amounts are shown as zero in the table. A discussion of the assumptions made in determining this increase is included below under the heading “Pension Benefits.”

(6)	Column (i) includes payments made by the Company to defined contribution plans, life insurance premiums related to the NEOs, and tax gross ups on the SERP. Additionally, perquisites were included in this column based on their incremental cost to the Company for any NEO whose total exceeded $10,000.

(7)	The NEOs received various perquisites provided by or paid by the Company. These perquisites included personal use of corporate aircraft, reimbursement of specified club dues and expenses, annual physical examinations, financial and tax planning assistance, and occasional use of company-purchased season tickets to entertainment events. The Board strongly encourages Timothy P. Smucker and Richard K. Smucker and their families to use corporate aircraft for all air travel for security purposes.

All NEOs, with the exception of Mark R. Belgya, received perquisites in excess of $10,000 for fiscal year 2008. The incremental value of the perquisites for these executive officers is included in column (i). The aggregate value of each perquisite or other personal benefit exceeding $25,000 is shown below.

The Company used incremental costs, including costs related to fuel, landing fees, crew meals and other miscellaneous costs, in valuing personal use of corporate aircraft in fiscal year 2008.

     Personal Use of Aircraft

Name	2008

Timothy P. Smucker	$45,098
Richard K. Smucker	$54,646

2008 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under			Estimated Future Payouts Under
		Non-Equity Incentive Plan			Equity Incentive Plan
		Awards (1)			Awards (4)
(a)	(b)	(c)	(d)	(e)	(f)		(g)		(h)		(i)
											Grant Date
											Fair Value of
											Stock and
											Option
	Grant	Threshold	Target	Maximum	Threshold		Target		Maximum		Awards
Name	Date	($)	($)	($)	(#)		(#)		(#)		($)(5)
Timothy P. Smucker	—	146,000	584,000	1,168,000	—		—		—		—
	6/12/2007	—	—	—	730,000	(2)	1,460,000	(2)	2,190,000	(2)	1,460,000
Richard K. Smucker	—	146,000	584,000	1,168,000	—		—		—		—
	6/12/2007	—	—	—	730,000	(2)	1,460,000	(2)	2,190,000	(2)	1,460,000
Mark R. Belgya	—	27,563	110,250	220,500	—		—		—		—
	6/12/2007	—	—	—	110,500	(3)	221,000	(3)	331,500	(3)	221,000
Vincent C. Byrd	—	45,625	182,500	365,000	—		—		—		—
	6/12/2007	—	—	—	200,000	(3)	400,000	(3)	600,000	(3)	400,000
Donald D. Hurrle, Sr.	—	26,775	107,100	214,200	—		—		—		—
	6/12/2007	—	—	—	105,400	(3)	210,800	(3)	316,200	(3)	210,800
Steven Oakland	—	33,750	135,000	270,000	—		—		—		—
	6/12/2007	—	—	—	140,250	(3)	280,500	(3)	420,750	(3)	280,500

(1)	Estimated future payouts included in the Non-Equity Incentive Plan Awards columns relate to cash payments eligible under the Company’s MIP. The amounts in column (c) reflect 25% of the target amount in column (d), while the amounts in column (e) reflect 200% of such target amounts. The amounts are based on salaries in effect as of April 27, 2008 for each NEO which is the basis for determining the actual payments to be made subsequent to year end.

(2)	This number reflects the number of performance units granted in June 2007. Each performance unit is equal in value to $1.00 and has a one-year performance period. The actual dollar amount earned was converted into restricted shares using $49.90, the average closing share price for the final five trading days during fiscal year 2008 and the first five trading days in fiscal year 2009, and rounded to the nearest five shares. The restricted shares were paid out on June 17, 2008, subsequent to year end and were issued out of the 2006 Plan. Compensation expense related to the requisite service period for the restricted share awards is included in the Summary Compensation Table in column (e).

(3)	In June 2007, the Executive Compensation Committee approved fiscal year 2008 target awards which granted these NEOs a conditional right to receive restricted shares at the end of the fiscal 2008 one-year performance period. The target awards represent a percentage of base salary that will be paid out in the form of restricted shares upon meeting performance targets. This number reflects the potential dollar value of restricted shares to be received by the NEO, based on May 1, 2008 salaries. The actual dollar amount earned was converted into restricted shares using $49.90, the average closing share price for the final five trading days during fiscal year 2008 and the first five trading days in fiscal year 2009, and rounded to the nearest five shares. The restricted shares were paid out on June 17, 2008, subsequent to year end and were issued out of the 2006 Plan.

(4)	Subsequent to year end, the actual number of restricted shares awarded to each NEO as a result of earning the awards referred to in the preceding footnotes 2 and 3 were as follows. The NEO must be employed by the Company at the time the Executive Compensation Committee meets subsequent to fiscal year end in order to be eligible to receive the earned restricted shares.

Restricted Shares
Awarded on
Name	June 17, 2008

Timothy P. Smucker	32,915
Richard K. Smucker	32,915
Mark R. Belgya	4,985
Vincent C. Byrd	9,015
Donald D. Hurrle, Sr.	4,755
Steven Oakland	6,325

Restricted shares generally vest four years from the date of grant or upon the attainment of age 60 and 10 or more years of service with the Company, whichever is earlier. The restricted shares issued to Timothy P. Smucker and Richard K. Smucker vested immediately because each of them is more than the age of 60 and has more than 10 years of service with the Company.

(5)	The grant date fair value of stock awards was computed using the target level award in column (g). Each performance unit has a value of $1.00.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)		(j)
								Equity		Equity
			Equity					Incentive		Incentive
			Incentive				Market	Plan Awards:		Plan Awards:
			Plan Awards:				Value of	Number of		Market or
	Number of	Number of	Number of			Number of	Shares or	Unearned		Payout Value
	Securities	Securities	Securities			Shares or	Units of	Shares, Units		of Unearned
	Underlying	Underlying	Underlying			Units of	Stock	or Other		Shares, Units or
	Unexercised	Unexercised	Unexercised	Option		Stock That	That	Rights That		Other Rights
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not		That Have
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested	Vested		Not Vested
Name	(#)(1)	(#)	(#)	($)	Date	(#)(2)	($)(3)	(#)(6)		($)
Timothy P. Smucker	—	—	—	—	—	—	—	2,190,000	(4)	2,190,000
	50,000	—	—	44.1700	10/27/14	—	—	—		—
	30,000	—	—	43.3800	10/28/13	—	—	—		—
Richard K. Smucker	—	—	—	—	—	—	—	2,190,000	(4)	2,190,000
	—	—	—	—	—	95,630	4,770,024	—		—
	50,000	—	—	44.1700	10/27/14	—	—	—		—
	30,000	—	—	43.3800	10/28/13	—	—	—		—
Mark R. Belgya	—	—	—	—	—	—	—	331,500	(5)	331,500
	—	—	—	—	—	13,040	650,435	—		—
	8,000	—	—	44.1700	10/27/14	—	—	—		—
	5,000	—	—	43.3800	10/28/13	—	—	—		—
	15,000	—	—	33.6600	06/30/12	—	—	—		—
Vincent C. Byrd	—	—	—	—	—	—	—	600,000	(5)	600,000
	—	—	—	—	—	23,005	1,147,489	—		—
	15,000	—	—	44.1700	10/27/14	—	—	—		—
	10,000	—	—	43.3800	10/28/13	—	—	—		—
	50,000	—	—	33.6600	06/30/12	—	—	—		—
	14,176	—	—	24.9974	10/23/10	—	—	—		—
	7,088	—	—	20.9303	10/24/09	—	—	—		—
	7,088	—	—	17.6238	10/24/09	—	—	—		—
Donald D. Hurrle, Sr.	—	—	—	—	—	—	—	316,200	(5)	316,200
	—	—	—	—	—	13,175	657,169	—		—
	10,000	—	—	44.1700	10/27/14	—	—	—		—
	10,000	—	—	33.6600	06/30/12	—	—	—		—
Steven Oakland	—	—	—	—	—	—	—	420,750	(5)	420,750
	—	—	—	—	—	16,045	800,325	—		—
	10,000	—	—	44.1700	10/27/14	—	—	—		—
	7,000	—	—	43.3800	10/28/13	—	—	—		—
	20,000	—	—	33.6600	06/30/12	—	—	—		—

(1)	In April 2006, the Executive Compensation Committee approved the acceleration of vesting of stock options previously awarded to employees under its equity-based compensation plans, effective April 12, 2006. The purpose of the accelerated vesting was to minimize future compensation expense that the Company would have been required to recognize following its adoption of SFAS 123R. As a result, all stock options outstanding are exercisable.

(2)	Restricted shares outstanding at year-end will vest on the following dates:

Name	5/16/2008	1/12/2009	6/5/2009	6/13/2010	6/12/2011

Timothy P. Smucker	—	—	—	—	—
Richard K. Smucker	95,630	—	—	—	—
Mark R. Belgya	—	—	3,970	4,940	4,130
Vincent C. Byrd	—	—	7,115	8,650	7,240
Donald D. Hurrle, Sr.	—	13,175	—	—	—
Steven Oakland	—	—	4,955	6,035	5,055

Restricted shares generally vest four years from the date of grant or upon the attainment of age 60 and 10 years of service with the Company, whichever is earlier. Due to his age and years of service with the Company, 95,630 of Richard K. Smucker’s outstanding restricted shares vested in May 2008.

(3)	The market value of restricted shares was computed using $49.88, the closing share price of the Company’s shares on April 30, 2008.

(4)	This number reflects the performance units outstanding at year end. Each performance unit has a value of $1.00. The actual dollars earned, based upon achievement of fiscal year 2008 performance goals, were converted to restricted shares in June 2008. Timothy P. Smucker’s and Richard K. Smucker’s restricted shares vested immediately upon date of grant due to their ages and years of service with the Company. In accordance with published SEC guidance, because the Company exceeded fiscal year 2008 target goals, the amounts reported in column (i) represent the maximum number of performance units that can be earned for fiscal year 2008.

(5)	This number is denominated in dollars and represents a conditional right to receive a percentage of the NEO’s May 1, 2008 salary paid out in the form of restricted shares, based upon achievement of fiscal year 2008 performance goals. The actual dollars earned were converted into restricted shares in June 2008. In accordance with published SEC guidance, because the Company exceeded fiscal year 2007 target goals, the amounts reported in column (i) represent the maximum dollars that can be earned for fiscal year 2008, which will be converted to restricted shares.

(6)	The NEO must be employed by the Company at the time the Executive Compensation Committee meets subsequent to year end in order to be eligible to receive the earned awards.

2008 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)		(e)
	Number of Shares	Value Realized	Number of Shares		Value Realized on
	Acquired on Exercise	on Exercise	Acquired on Vesting		Vesting
Name	(#)	($)(1)	(#)		($)
Timothy P. Smucker	262,861	8,672,373	63,720	(2)	3,662,656	(3)
Richard K. Smucker	267,994	8,748,353	30,000		1,716,000	(4)
Mark R. Belgya	12,560	412,899	3,500		200,200	(4)
Vincent C. Byrd	9,450	364,976	8,000		457,600	(4)
Donald D. Hurrle, Sr.	27,000	679,000	6,000		343,200	(4)
Steven Oakland	15,000	425,575	6,000		343,200	(4)

(1)	The market price used in determining the value realized was calculated using the average of the high and low share prices on the NYSE on the date of exercise.

(2)	Represents 30,000 shares of restricted stock which vested four years after the grant date and 33,720 shares of restricted stock which vested immediately upon date of grant in June 2007, due to the participant being 60 years of age and having 10 years of service with the Company.

(3)	Value for 30,000 shares was determined using the closing share price on the NYSE on the date of vesting and the value for 33,720 shares was calculated using the average of the high and low share prices on the NYSE on the date of vesting.

(4)	Value was determined using the closing share price on the NYSE on the date of vesting.

PENSION BENEFITS

The Company maintains two defined benefit plans that cover the NEOs. One is the Qualified Plan, which provides funded, tax-qualified benefits up to the limits on compensation and benefits under the IRC to all salaried employees of the Company. The second is the SERP which provides unfunded, non-qualified benefits to certain executive officers. All of the NEOs included in the 2008 Pension Benefits Table participate in both of these plans.

Qualified Plan

The benefit provided under the Qualified Plan is only payable as an annuity beginning at normal retirement age which is 65. The Qualified Plan benefit expressed as an annual single life annuity is 1% times final average earnings times years of service.

In addition, NEOs who prior to 1991 participated in the old employee contributory portion of the Qualified Plan may also have a frozen contributory benefit based on their participant contributions made prior to April 30, 1991. Those frozen benefits, included as part of the total Qualified Plan benefit, are as follows: $56,600 for Timothy P. Smucker, $48,100 for Richard K. Smucker, $1,400 for Mark R. Belgya, $7,900 for Vincent C. Byrd, $7,800 for Donald D. Hurrle, Sr., and $4,000 for Steven Oakland.

Early retirements under the Qualified Plan are subject to the following rules:

•	if the participant terminates employment prior to normal retirement age without completing five years of service, no benefit is payable from the Qualified Plan;

•	if the participant terminates employment after completing five years of service but prior to attaining age 65, the Qualified Plan benefit is calculated based on final average earnings and service at the time the NEO leaves employment;

•	annuity payments from the Qualified Plan cannot be made prior to the NEO reaching age 55 and require 10 years of service rather than the five years required for vesting;

•	early payments are reduced 4% per year that the benefits start before age 65; and

•	if the participant has more than 30 years of service at the time he terminates employment, early payments are reduced 4% per year from age 62.

As of April 30, 2008, each of Timothy P. Smucker, Richard K. Smucker, Vincent C. Byrd, and Donald D. Hurrle, Sr. had already completed 30 years of service with the Company.

Final average earnings are equal to average base salary over the five consecutive years of employment which produces the highest average.

SERP

The benefit provided under the SERP is payable as an annuity beginning at normal retirement age. The SERP benefit expressed as an annual single life annuity is equal to (A) 2.5% times final average earnings times years of service up to 20 years plus (B) 1.0% times final average earnings times years of service from 20 to 25 years, minus (C) the basic benefit provided under the Qualified Plan, minus (D) the Company paid portion of the contributory benefit in the Qualified Plan that was frozen April 30, 1991 and minus (E) an estimate of the Social Security benefit that would be payable at the later of age 62 or actual retirement.

Early retirements under the SERP are subject to the following rules:

•	if the participant terminates employment before normal retirement age without completing 10 years of service, no SERP benefit is payable;

•	if the participant terminates employment after completing 10 years of service but before age 65, the gross SERP benefit ((A) plus (B) in the prior paragraph) is calculated based on final average earnings and service at the time the participant leaves employment; and

•	the gross SERP benefit will be reduced by 4% per year that the benefit commences prior to age 62 and then offset by the Qualified Plan benefit, frozen contributory benefit and estimate of Social Security benefit.

Final average earnings are equal to average compensation (base salary, MIP bonus, and holiday bonus) over the five consecutive years of employment which produces the highest average.

Determination of Value

The amounts shown are based on the value at age 62, which is the earliest age at which an unreduced retirement benefit is payable under both plans. Other key assumptions used to determine the amounts are as follows:

•	an interest rate of 6.6%, the Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions (“SFAS 87”) discount rate as of April 30, 2008. The discount rate as of April 30, 2007 was 6.0% and as of April 30, 2006 was 6.3%;

•	1994 Group Annuity Mortality Table (projected 8 years to 2002) to estimate the value of annuity benefits payable and the unisex mortality table specified in Revenue Ruling 2001-62 to determine lump sums; and

•	all benefits under the Qualified Plan are assumed to be paid as annuities. The value of benefits under the SERP have been determined assuming 50% of the benefit is received as an annuity and the remaining 50% is received as a lump sum.

The years of credited service for all of the NEOs are based only on their years of service while an employee of the Company. No additional years of credited service have been granted.

The 2008 Pension Benefits Table below shows the NEOs number of years of credited service, present value of accumulated benefit and payments during the last fiscal year under each of the plans.

2008 Pension Benefits

(a)	(b)	(c)	(d)	(e)
			Present Value of	Payments
		Number of Years	Accumulated	During Last
		Credited Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)
Timothy P. Smucker	Qualified Plan	38.8	1,440,840	—
	SERP	38.8	6,895,938	—

	Total		8,336,778	—

Richard K. Smucker	Qualified Plan	35.6	1,175,476	—
	SERP	35.6	6,491,116	—

	Total		7,666,592	—

Mark R. Belgya	Qualified Plan	23.1	207,084	—
	SERP	23.1	521,091	—

	Total		728,175	—

Vincent C. Byrd	Qualified Plan	31.3	458,850	—
	SERP	31.3	1,378,963	—

	Total		1,837,813	—

Donald D. Hurrle, Sr.	Qualified Plan	31.6	675,977	—
	SERP	31.6	938,121	—

	Total		1,614,098	—

Steven Oakland	Qualified Plan	25.6	244,174	—
	SERP	25.6	638,730	—

	Total		882,904	—

2008 NONQUALIFIED DEFERRED COMPENSATION

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate Earnings	Aggregate	Aggregate Balance
	Contributions in	Contributions in	(Loss) in Last Fiscal	Withdrawals/	at Last
	Last Fiscal Year	Last Fiscal Year	Year	Distributions	Fiscal Year End
Name	($)(1)	($)	($)(2)	($)	($)(3)
Timothy P. Smucker	294,000	—	22,060	—	1,323,206
Richard K. Smucker	294,000	—	22,487	—	1,323,608
Mark R. Belgya	—	—	—	—	—
Vincent C. Byrd	—	—	(790)	—	29,691
Donald D. Hurrle, Sr.	—	—	(6,463)	—	235,855
Steven Oakland	—	—	—	—	—

(1)	Amounts shown in column (b) were deferrals of awards made under the MIP in June 2007 related to fiscal year 2007. As such, the related compensation is included in 2007 compensation in the Summary Compensation Table.

(2)	No portion of the amounts shown in column (d) are reported in the Summary Compensation Table as no earnings are considered to be above market.

(3)	Column (f) includes amounts reported as compensation in the Summary Compensation Table in previous fiscal years. These amounts are as follows: Timothy P. Smucker, $722,750; Richard K. Smucker, $722,750; and Vincent C. Byrd, $23,000.

Executive officers may elect to defer up to 50% of salary and up to 100% of the MIP award in the Deferred Compensation Plan. The amounts deferred are credited to notional accounts selected by the executive that mirror the investment alternatives available in the 401(k) Plan.

This plan is a non-qualified deferred compensation plan and, as such, is subject to the rules Section 409A of the IRC, which restrict the timing of distributions. At the time a deferral election is made, participants elect to receive payout of the deferred amounts upon termination of employment in the form of a lump sum or in equal annual installments ranging from 2 to 10 years.

POTENTIAL PAYMENT TO EXECUTIVE OFFICERS UPON TERMINATION

Consulting Agreements with Timothy P. Smucker and Richard K. Smucker

Timothy P. Smucker and Richard K. Smucker have entered into Consulting Agreements with the Company. The agreements provide for each of Timothy P. Smucker and Richard K. Smucker that for three years from the date of his respective termination of employment or for three years after the end of the public representation period, whichever is later, he will not enter into any relationship that might be to the Company’s competitive disadvantage.

During the three-year public representation period, the former executive will receive annual compensation in an amount equal to his base salary in effect as of the time his active employment with the Company ended, plus benefits and perquisites, including without limitation, medical insurance and life insurance, but excluding stock options, restricted shares or other equity-based benefits.

However, upon termination of employment, the former executive will also receive, each year during that period, an amount equal to 50% of his target award applicable under the short-term MIP at the date of his termination.

The agreements also provide to each of Timothy P. Smucker and Richard K. Smucker certain severance benefits upon termination of employment.

Specifically, in the event of the death or disability of either individual, he (or his estate) will be entitled to receive for three years after the event, annual compensation equal to the base salary he was receiving at the time the event occurred, plus the benefits described above. He (or his estate) also will receive an amount equal to 50% of his target bonus awards in effect at the time of the event. Also, any unvested options and restricted shares will vest immediately. At the end of the three-year period following the death or disability, he (or his spouse) will be eligible for retirement benefits under the SERP without application of early retirement reduction factors.

If either Timothy P. Smucker or Richard K. Smucker voluntarily terminates employment and commences receiving his monthly retirement benefits under the SERP, he will receive any accrued but unpaid salary as of the date of such retirement and will be reimbursed for any expenses incurred but not yet paid. In addition, he will be entitled to any options, restricted shares or other plan benefits which by their terms extend beyond termination of employment.

In the event that either Timothy P. Smucker or Richard K. Smucker is terminated by the Company without cause or if he resigns for good reason (as specifically defined in the agreements), he will receive the same benefits as in the case of death or disability as described above.

If the Company terminates either Timothy P. Smucker or Richard K. Smucker for cause, however, he will receive only that base salary to which he is otherwise entitled as of the date of termination.

Broad-Based Severance Plan

All other salaried employees of the Company are eligible for a broad-based severance plan. If an employee is terminated without cause, he or she will be eligible for a severance benefit of up to one year of base salary based on certain age and service requirements.

Long-Term Disability

In the event of a qualified long-term disability, participants continue to earn pension benefit service up to the earlier of age 65 or the end of the disability period. Also, 60% of base salary is continued, up to $20,000 per month, until the earlier of age 65 or the end of the disability period.

Termination Payments

The Severance values in the following tables represent the payments to executive officers based on certain possible termination events. For the Co-CEOs, these payments are defined by their Consulting Agreements. For the other executive officers, these payments are based on the broad-based severance plan that covers substantially all salaried employees of the Company.

The Medical, Life Insurance and Perquisites row in the following tables represents the three years of payments due to the Co-CEOs under the terms of their Consulting Agreements.

The Interrupted MIP Bonus Award row in the following tables represents the payment to each executive officer who is eligible to receive an award under the short-term MIP based on actual Company performance if he is actively employed on the last day of the fiscal year.

The Value of Restricted Shares row in the following tables reflects the immediate vesting of outstanding equity awards based on the type of termination that has occurred.

The Company does not have golden parachute agreements or change in control agreements with any employee. Should there be a change in control of the Company, all outstanding equity awards (other than performance units for the Co-CEOs described above) will immediately vest based on the terms of the existing equity plans.

The Value of Restricted Shares row in the following tables are also the values associated with the vesting of outstanding equity awards due to a change in control.

No restricted shares are awarded if an employee is not actively employed with the Company on the date of the grant. The Restricted Stock Award for fiscal year 2008 that would have been forfeited based on the assumed April 30, 2008 termination date is not reflected in the termination scenario tables.

The Retiree Healthcare Benefit values in the following tables are shown only for those executive officers who are eligible for retirement as of the end of the fiscal year. These values represent the subsidy paid by the Company to retiring executives to assist with the cost of retiree medical coverage.

Termination Analysis Tables

The following tables illustrate the estimated potential payment obligations under various termination events. The tables assume termination of employment occurs on the last day of the fiscal year. A closing stock price of $49.88, as of the last day of the fiscal year (April 30, 2008), is assumed for all equity values.

Termination Analysis for Timothy P. Smucker

	Termination Scenario for Fiscal Year Ending April 30, 2008
		Termination with
		Agreement to
		Publicly
		Represent the		Involuntary
	Retirement	Company	Death	for Cause
Compensation Components	($)(1)	($)(2)	($)	($)

Severance(3)	—	3,196,200	3,196,200	—
Medical, Life Insurance & Perquisites(4)	—	291,309	280,883	—
Interrupted MIP Bonus Award	876,000	876,000	876,000	876,000
Value of Restricted Shares	—	—	—	—
Retirement Benefits(5)	8,420,530	6,829,713	3,422,699	8,420,530
Retiree Healthcare Benefits(6)	44,606	44,606	22,303	—

Total Benefits to Employee	9,341,136	11,237,828	7,798,085	9,296,530

(1)	Assumes the employee terminates or retires and elects not to continue to publicly represent the Company during a “Service Period,” or the employee elects to immediately begin receiving his monthly SERP benefit. Change in Control would automatically vest all unvested equity awards.

(2)	This column represents all forms of termination that would cause compensation to be paid during a “Service Period.” These termination types include: any termination of employment with agreement to publicly represent the Company, Disability, Termination by the Company without Cause, Termination by the Employee for Good Reason. Retirement benefits in this column assume payments begin at the end of the three-year “Service Period.”

(3)	Equals base pay, plus one-half of target MIP bonus. Where such annual amount would be paid for three years following employment termination, the amount shown represents the annual amount times three.

(4)	Medical, Life Insurance & Perquisites represent the continuation of benefits for three years during a “Service Period.” The medical benefits are the value of continuation of active coverage in those plans. The life insurance and perquisites are assumed to be the value of all other compensation from the Summary Compensation Table for three years.

(5)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2008. Such amounts may differ from the comparable value shown on the Pension Benefits Table since these benefits are assumed to be payable immediately and the Pension Benefits Table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(6)	Includes the value of the employer-provided subsidy for post-retirement medical benefits.

Termination Analysis for Richard K. Smucker

	Termination Scenario for Fiscal Year Ending April 30, 2008
		Termination with
		Agreement to
		Publicly
		Represent the		Involuntary
	Retirement	Company	Death	for Cause
Compensation Components	($)(1)	($)(2)	($)	($)

Severance(3)	—	3,196,200	3,196,200	—
Medical, Life Insurance & Perquisites(4)	—	276,561	266,135	—
Interrupted MIP Bonus Award	876,000	876,000	876,000	876,000
Value of Restricted Shares	—	4,770,024	4,770,024	—
Retirement Benefits(5)	8,380,035	7,377,997	3,693,350	8,380,035
Retiree Healthcare Benefits(6)	74,421	74,421	37,211	—

Total Benefits to Employee	9,330,456	16,571,203	12,838,920	9,256,035

(1)	Assumes the employee terminates or retires and elects not to continue to publicly represent the Company during a “Service Period,” or the employee elects to immediately begin receiving his monthly SERP benefit. Change in Control would automatically vest all unvested equity awards.

(2)	This column represents all forms of termination that would cause compensation to be paid during a “Service Period.” These termination types include: any termination of employment with agreement to publicly represent the Company, Disability, Termination by the Company without Cause, Termination by the Employee for Good Reason. Retirement benefits in this column assume payments begin at the end of the three-year “Service Period.”

(3)	Equals base pay, plus one-half of target MIP bonus. Where such annual amount would be paid for three years following employment termination, the amount shown represents the annual amount times three.

(4)	Medical, Life Insurance & Perquisites represent the continuation of benefits for three years during a “Service Period.” The medical benefits are the value of continuation of active coverage in those plans. The life insurance and perquisites are assumed to be the value of all other compensation from the Summary Compensation Table for three years.

(5)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2008. Such amounts may differ from the comparable value shown on the Pension Benefits Table since these benefits are assumed to be payable immediately and the Pension Benefits Table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(6)	Includes the value of the employer-provided subsidy for post-retirement medical benefits.

Termination Analysis for Mark R. Belgya

	Termination Scenario for Fiscal Year Ending April 30, 2008
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	260,000
Interrupted MIP Bonus Award	166,000	166,000	166,000	166,000
Value of Restricted Shares	—	650,435	—	—
Retirement Benefits(3)	892,215	446,450	892,215	892,215
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	1,058,215	1,262,885	1,058,215	1,318,215

(1)	Executive is not currently eligible for retirement.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2008. Such amounts may differ from the comparable value shown on the Pension Benefits Table. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

Termination Analysis for Vincent C. Byrd

	Termination Scenario for Fiscal Year Ending April 30, 2008
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	400,000
Interrupted MIP Bonus Award	276,000	276,000	276,000	276,000
Value of Restricted Shares	—	1,147,489	—	—
Retirement Benefits(3)	2,273,582	1,137,381	2,273,582	2,273,582
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	2,549,582	2,560,870	2,549,582	2,949,582

(1)	Executive is not currently eligible for retirement.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2008. Such amounts may differ from the comparable value shown on the Pension Benefits Table. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

Termination Analysis for Donald D. Hurrle, Sr.

	Termination Scenario for Fiscal Year Ending April 30, 2008
			Involuntary	Involuntary
	Retirement	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	248,000
Interrupted MIP Bonus Award	126,000	126,000	126,000	126,000
Value of Restricted Shares	—	657,169	—	—
Retirement Benefits(3)	1,785,625	897,694	1,785,625	1,785,625
Retiree Healthcare Benefits(4)	79,492	39,746	—	—

Total Benefits to Employee	1,991,117	1,720,609	1,911,625	2,159,625

(1)	Executive is currently eligible for retirement. Retirement would not automatically vest unvested equity awards.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2008. Such amounts may differ from the comparable value shown on the Pension Benefits Table since these benefits are assumed to be payable immediately and the Pension Benefits Table assumes payments are deferred to the earliest unreduced retirement age. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

(4)	Includes the value of the employer-provided subsidy for post-retirement medical benefits and includes the value of a lump sum payment (at the time of retirement) equal to the amount by which the healthcare premium to be paid by the executive officer after retirement exceeds the employee premium of the Company-sponsored healthcare plan paid by the executive officer immediately prior to retirement. This lump sum payment covers the period from retirement through the executive’s 65th birthday.

Termination Analysis for Steven Oakland

	Termination Scenario for Fiscal Year Ending April 30, 2008
			Involuntary	Involuntary
	Voluntary	Death	for Cause	w/o Cause
Compensation Components	($)(1)	($)	($)	($)

Severance(2)	—	—	—	330,000
Interrupted MIP Bonus Award	130,000	130,000	130,000	130,000
Value of Restricted Shares	—	800,325	—	—
Retirement Benefits(3)	1,087,448	544,110	1,087,448	1,087,448
Retiree Healthcare Benefits	—	—	—	—

Total Benefits to Employee	1,217,448	1,474,435	1,217,448	1,547,448

(1)	Executive is not currently eligible for retirement.

(2)	Equals up to a maximum of 52 weeks of pay based on the provisions of the severance plan.

(3)	Retirement Benefits represent the total value of such benefits assuming the termination event occurs on April 30, 2008. Such amounts may differ from the comparable value shown on the Pension Benefits Table. Death benefits assume that the surviving spouse receives half of the 50% joint and survivor benefit.

TOTAL SHAREHOLDER RETURN GRAPH

In the Compensation Discussion and Analysis portion of this proxy describing the MIP short-term incentive compensation program, we noted that from 1999 through 2008, the Company achieved an annual compounded growth rate in earnings per share of approximately 10%.

Set forth in the table below is a graph comparing the cumulative total shareholder return for the five years ended April 30, 2008 for the Company’s common shares, the S&P 500, and the S&P Packaged Foods and Meats index. These figures assume all dividends are reinvested when received and are based on $100 invested in the Company’s common shares and the referenced index funds on April 30, 2003.

Comparison of Five-Year Cumulative Total Shareholder Return
Among The J. M. Smucker Company, The S&P 500 Index, and
The S&P Packaged Foods & Meats Index

	April 30,
	2003	2004	2005	2006	2007	2008
The J. M. Smucker Company	$100.00	$147.38	$142.81	$115.66	$168.57	$154.05

S&P 500	100.00	122.88	130.66	150.81	173.79	165.66

S&P Packaged Foods & Meats	100.00	129.21	138.28	133.81	159.84	156.94

Copyright © 2008, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended April 30, 2008.

EXECUTIVE COMPENSATION COMMITTEE

Elizabeth Valk Long, Chair
Kathryn W. Dindo
Paul J. Dolan

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Each of the following Directors served as a member of the Company’s Executive Compensation Committee during fiscal year 2008: Kathryn W. Dindo, Paul J. Dolan and Elizabeth Valk Long. During fiscal year 2008, no Company executive officer or Director was a member of the board of directors of any other company where the relationship would be construed to constitute a committee interlock within the meaning of the rules of the SEC.

RELATED PARTY TRANSACTIONS

The Board has long recognized that transactions with Related Persons (as defined below) present a potential for conflict of interest (or the perception of a conflict) and, together with the Company’s senior management, the Board has enforced the conflict of interest provisions set forth in the Company’s Policy on Ethics and Conduct. All employees and members of the Board sign and agree to be bound by the Company’s Policy on Ethics and Conduct. Ethics has been, and will continue to be, a Basic Belief of the Company.

In order to formalize the process by which the Company reviews any transaction with a related person, the Board, at its April 2007 meeting, adopted a policy addressing the Company’s procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to Item 404 (a) of Regulation S-K. Under the policy, the Company’s General Counsel initially determines if a transaction or relationship constitutes a transaction that requires compliance with the policy. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, with any Director, executive officer, 5% beneficial owner, or any of the immediate family members (collectively, “Related Persons”) in which the Company has or will have a direct or indirect material interest and which exceeds $120,000 in the aggregate will be subject to review, approval or ratification by the Nominating and Corporate Governance Committee. In its review of related person transactions, the Nominating and Corporate Governance Committee will review the material facts and circumstances of the transaction.

Mark T. Smucker, Vice President, International, for the Company, is the son of the Company’s Chairman and Co-CEO, Timothy P. Smucker, and nephew of the Company’s President and Co-CEO, Richard K. Smucker. He received approximately $458,600 in compensation in fiscal year 2008 (including salary, MIP bonus earned in fiscal year 2008 and paid subsequent to year end, financial and tax planning services, and other W-2 reportable items), and $475,408 in taxable income on the vesting of restricted stock and stock options exercised. Mr. Smucker also received $2,610 in taxable income related to housing and other living expenses and use of a Company car. His compensation does not reflect the Company’s tax equalization policy for employees on foreign assignment. Mr. Smucker was also granted 4,180 restricted stock units in June 2008 based on the performance of the Company for fiscal year ended April 30, 2008. The 2008 deferred shares were granted pursuant to the 2006 Plan.

Paul Smucker Wagstaff, Vice President, Foodservice and Beverage Markets of the Company, is the nephew of the Company’s Chairman and Co-CEO, Timothy P. Smucker, and the Company’s President and Co-CEO, Richard K. Smucker. He earned approximately $403,000 in compensation in fiscal year 2008

(including salary, MIP bonus earned in fiscal year 2008 and paid subsequent to year end, and financial and tax planning services, and other W-2 reportable items), and $869,000 in taxable income on the vesting of restricted stock and stock options exercised. He was also granted 4,180 restricted shares in June 2008 based on the performance of the Company for fiscal year ended April 30, 2008. The restricted shares were granted pursuant to the 2006 Plan.

Zachary Easton, founder of Coronado Capital Management, managed approximately $12 million of the Company’s pension assets and received approximately $130,000 in fees from the Company for fiscal year 2008. Kent Wadsworth, Marketing Manager for the Company, earned $129,647 in compensation in fiscal year 2008, including salary, MIP bonus earned in fiscal year 2008 and paid subsequent to year end, and other W-2 reportable items. He was also granted 415 restricted shares in June 2008 based on the performance of the Company for fiscal year ended April 30, 2008. The restricted shares were granted pursuant to the 2006 Plan. Both Mr. Easton and Mr. Wadsworth are brothers-in-law of Paul Smucker Wagstaff, Vice President, Foodservice and Beverage Markets of the Company.

Ronald H. Neill, husband of M. Ann Harlan, the Company’s Vice President, General Counsel and Secretary, is a partner in Calfee, Halter, & Griswold, LLP. The law firm, from time to time, provides legal services for the Company. Calfee, Halter, & Griswold, LLP received approximately $700,000 in fees earned during fiscal year 2008. Mr. Neill does not perform any legal services for the Company.

Paul J. Dolan, a member of the Board, is president of the Cleveland Indians, the Major League Baseball team operating in Cleveland, Ohio. Mr. Dolan’s family also owns the Cleveland Indians’ organization. The Company incurred approximately $295,000 in advertising and promotional activities related to its sponsorship with the Cleveland Indians’ organization, along with purchases of season tickets in fiscal year 2008.

Kathryn W. Dindo, a member of the Board, is the retired vice president and chief risk officer of FirstEnergy Corp., a utility holding company. The Company paid $1,934,000 to Toledo Edison and Ohio Edison, affiliates of FirstEnergy Corp., for purchases of utility services and electricity in fiscal year 2008.

Related party transactions regarding members of the Executive Compensation Committee of the Company would have been disclosed under the “Executive Compensation Committee Interlocks and Insider Participation” section of the proxy statement.

OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Company Common Shares

The following table sets forth, as of June 23, 2008 (unless otherwise noted), the beneficial ownership of the Company’s common shares by:

•	each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding common shares of the Company;

•	each Director, each nominee for Director and each NEO of the Company; and

•	all Directors and executive officers of the Company as a group.

Unless otherwise noted, the shareholders listed in the table below have sole voting and investment powers with respect to the common shares beneficially owned by them. The address of each Director, nominee for Director and executive officer is Strawberry Lane, Orrville, Ohio 44667. As of June 23, 2008, there were 54,767,534 common shares outstanding.

	Number of
	Common Shares	Percent of
	Beneficially	Outstanding
Name	Owned(1)(2)(3)(4)	Common Shares

Ariel Capital Management, LLC(5)	5,684,715	10.38%
Barclays Global Investors NA(6)	3,891,799	7.11%
Timothy P. Smucker	1,908,018	3.48%
Richard K. Smucker	2,391,340	4.36%
Mark R. Belgya	56,847	*
Vincent C. Byrd	173,634	0.32%
R. Douglas Cowan	17,061	*
Kathryn W. Dindo	25,573	*
Paul J. Dolan	5,245	*
Donald D. Hurrle, Sr.	53,405	*
Nancy Lopez Knight	2,438	*
Elizabeth Valk Long	32,069	*
Steven Oakland	67,297	0.11%
Gary A. Oatey	20,183	*
William H. Steinbrink	35,675	*
25 Directors and executive officers as a group(7)	4,128,000	7.46%

*	Less than 0.1%.

(1)	In accordance with SEC rules, each beneficial owner’s holdings have been calculated assuming full exercise of outstanding stock options covering common shares, if any, exercisable by such owner within 60 days after June 23, 2008. The common share numbers include such options as follows: Timothy P. Smucker, 80,000; Richard K. Smucker, 80,000; Mark R. Belgya, 28,000; Vincent C. Byrd, 103,352; Donald D. Hurrle, Sr., 20,000; Steven Oakland, 37,000; and all Directors and executive officers as a group, 549,649.

(2)	Includes restricted shares as follows: Timothy P. Smucker, zero; Richard K. Smucker, zero; Mark R. Belgya, 18,025; Vincent C. Byrd, 32,020; Donald D. Hurrle, Sr., 17,930; Steven Oakland, 22,370; and all executive officers as a group, 222,675.

(3)	Beneficial ownership of the following shares included in the table is disclaimed by Timothy P. Smucker: 477,798 common shares held by trusts for the benefit of family members of which Timothy P. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Timothy P. Smucker is a trustee with shared investment power; and 137,090 common shares with respect to which Timothy P. Smucker disclaims voting or investment power.

Beneficial ownership of the following shares included in the table is disclaimed by Richard K. Smucker: 1,433,392 common shares held by trusts for the benefit of family members (including Timothy P. Smucker) of which Richard K. Smucker is a trustee with sole investment power or a co-trustee with shared investment power; 202,062 common shares owned by the Willard E. Smucker Foundation of which Richard K. Smucker is a trustee with shared investment power; and 90,417 common shares with respect to which Richard K. Smucker disclaims voting or investment power.

Beneficial ownership of 1,466 common shares included in the table is disclaimed by Kathryn W. Dindo.

The number of common shares beneficially owned by all Directors and executive officers as a group has been computed to eliminate duplication of beneficial ownership.

(4)	Includes shares held for the benefit of the individual named under the terms of the Amended and Restated Nonemployee Director Stock Plan (“Nonemployee Director Stock Plan”), the Nonemployee Director Deferred Compensation Plan, and the 2006 Plan as follows: R. Douglas Cowan, 7,060; Kathryn W. Dindo, 16,607; Paul J. Dolan, 5,245; Nancy Lopez Knight, 2,438; Elizabeth Valk Long, 20,624; Gary A. Oatey, 9,683; and William H. Steinbrink, 22,898. The shares indicated are held in trust for the Directors named and are voted pursuant to their direction.

(5)	According to a Schedule 13G/A of Ariel Capital Management, LLC, 200 E. Randolph Drive, Chicago, IL 60601, filed on April 10, 2008, Ariel is a U.S. limited liability company organized under the laws of the State of Delaware. As of March 31, 2008, Ariel had sole voting power of 4,582,449 common shares and sole dispositive power of 5,684,715 common shares.

(6)	According to a Schedule 13G of Barclays Global Investors, NA, 45 Fremont St., San Francisco, CA 94105, filed on February 6, 2008, Barclays is a U.S. company organized under the laws of the State of California. As of December 31, 2007, Barclays and certain related parties described in the filing had sole voting power of 3,337,227 common shares and sole dispositive power of 3,891,799 common shares.

(7)	Because under the Company’s Amended Articles of Incorporation shareholders may be entitled on certain matters to cast 10 votes per share with regard to certain common shares and only one vote per share with regard to others, there may not be a correlation between the percent of outstanding common shares owned and the voting power represented by those shares. The total voting power of all the common shares can be determined only at the time of a shareholder meeting due to the need to obtain certifications as to beneficial ownership on common shares not held as of record in the name of individuals. There are no proposals on this year’s ballot for which the ten-vote provisions apply.

Section 16(a) Beneficial Ownership Reporting Compliance

Under the U.S. securities laws, the Company’s Directors and executive officers are required to report their initial ownership of common shares and any subsequent changes in that ownership to the SEC and the NYSE. Due dates for the reports are specified by those laws, and the Company is required to disclose in this document any failure in the past year to file by the required dates. Based solely on written representations of the Company’s Directors and executive officers and on copies of the reports that they have filed with the SEC, the Company’s belief is that all of the Company’s Directors and executive officers complied with all filing requirements applicable to them with respect to transactions in the Company’s equity securities during fiscal year 2008.

EQUITY COMPENSATION PLAN INFORMATION

The table below sets forth certain information with respect to the following equity compensation plans of the Company as of April 30, 2008: the 1987 Stock Option Plan, the 1998 Plan, the 2006 Plan, the Nonemployee Director Stock Plan, the Nonemployee Director Stock Option Plan, the Nonemployee Director Deferred Compensation Plan, and the Amended and Restated 1997 Stock-Based Incentive Plan (the “1997 Plan”). All of these equity compensation plans have been approved by shareholders, with the exception of the 1997 Plan, which was assumed by the Company as a result of the International Multifoods Corporation acquisition in June 2004, and the Nonemployee Director Deferred Compensation Plan, which was adopted by the Board in October 2006.

			Number of Securities
			Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation
	upon Exercise of	Exercise Price of	Plans (Excluding
	Outstanding Options,	Outstanding Options,	Securities Reflected in
	Warrants and Rights	Warrants and Rights	Column (a)) (1) (5) (6)
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(2)(3)	1,250,983	$37.91	2,535,075
Equity compensation plans not approved by security holders(4)	9,348	$48.12	0

Total	1,260,331	$37.94	2,535,075

(1)	As of April 30, 2008, there were 2,535,075 shares remaining available for grant as awards other than options. The weighted-average exercise price of outstanding options, warrants, and rights in column (b) does not take restricted shares, restricted stock units or other non-option awards into account.

(2)	This amount includes 105,243 deferred stock units and restricted stock units outstanding under the Nonemployee Director Stock Plan, the 1998 Plan, and the 2006 Plan. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these deferred stock units and restricted stock units into account.

(3)	In June 2007, the Company granted several executive officers performance units with a one-year performance period, payable in restricted shares in June 2008. The actual number of performance units earned was not known as of April 30, 2008. Subsequent to April 30, 2008, the performance units earned were converted into 65,830 restricted shares. The actual number of restricted shares earned was included in column (a) for purposes of including the performance units outstanding at April 30, 2008. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these performance units into account.

(4)	This row includes the number of outstanding options under the 1997 Plan which was initially adopted by the stockholders of International Multifoods Corporation in 1997. The 1997 Plan was subsequently assumed by the Company as a result of the June 18, 2004 acquisition of International Multifoods Corporation.

Included in this row are 6,218 outstanding deferred stock units related to retainer and meeting fees voluntarily deferred by nonemployee Directors under the Nonemployee Director Deferred Compensation Plan. The Nonemployee Director Deferred Compensation Plan provides each nonemployee Director of the Company with an opportunity to defer receipt of any portion of the cash compensation he or she receives for his or her service as a Director. The weighted-average exercise price of outstanding options, warrants and rights in column (b) does not take these deferred stock units into account.

(5)	Upon approval of the 2006 Plan by shareholders, no further awards could be made under the 1987 Stock Option Plan, the 1998 Plan, the Nonemployee Director Stock Plan, the Nonemployee Director Stock Option Plan, and the 1997 Plan, except that the provisions relating to the deferral of director retainers and fees under the Nonemployee Director Stock Plan continued to apply to services rendered through December 31, 2006 and dividends paid on those plan balances. As of April 30, 2008, 182,613 shares are available under the Nonemployee Director Stock Plan.

(6)	There is no established pool of authorized shares under the Nonemployee Director Deferred Compensation Plan.

Not included in the Equity Compensation Plan Table above are an additional 35,819 options at a weighted-average exercise price of $46.84, which the Company assumed as a result of the June 18, 2004 acquisition of International Multifoods Corporation. Of this, 33,099 options are outstanding under the Amended and Restated 1989 Stock-Based Incentive Plan. Although this plan has been terminated and no additional awards may be granted under it, outstanding awards under the plan continue to be exercisable. Additionally, there are 2,720 options outstanding as the result of a 1998 consulting agreement between International Multifoods Corporation and a former consultant/employee, at a weighted-average exercise price of $54.11.

ANNUAL REPORT

The Company’s annual report for the fiscal year ended April 30, 2008 was mailed to each shareholder on or about July 14, 2008.

2009 SHAREHOLDER PROPOSALS

The deadline for shareholders to submit proposals to be considered for inclusion in the proxy statement for next year’s annual meeting of shareholders is March 15, 2009.

According to the Company’s regulations, the deadline for shareholders to notify the Company of business to be brought before next year’s annual meeting of shareholders is 60 calendar days before the first anniversary of the date on which this proxy statement is first mailed by the Company. After that date, which is expected to be May 16, 2009, the notice would be considered untimely. If, however, public announcement of the date of next year’s annual meeting of shareholders is not made at least 75 days before the date of that annual meeting, the deadline for shareholders to notify the Company will then be the close of business on the tenth calendar day following the date on which public announcement of next year’s annual meeting date is first made.

OTHER MATTERS

The Company does not know of any matters to be brought before the meeting except as indicated in this notice. However, if any other matters properly come before the meeting for action, it is intended that the person authorized under solicited proxies may vote or act thereon in accordance with his or her own judgment.

“HOUSEHOLDING” OF PROXY MATERIALS

In accordance with the notices the Company has sent to registered shareholders, the Company is sending only one copy of its annual report and proxy statement to shareholders who share the same last name and mailing address, unless they have notified the Company that they want to continue receiving multiple copies. Each shareholder will continue to receive a separate proxy card. The Company understands that the brokerage community has mailed similar notices to holders of common shares who hold their shares in street name. This practice, known as “householding”, is permitted by the SEC and is designed to reduce duplicate mailings and save printing and postage costs, as well as natural resources.

Shareholders who currently receive multiple copies of the annual report and proxy statement at their address and would like to request “householding” of their communications, should contact their broker if they are a street name shareholder or, if they are a registered shareholder, should contact Computershare by calling 1-800-456-1169, or inform them in writing at Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078. Shareholders who are “householding” their communications, but who wish to begin to receive separate copies of the annual report and proxy statement in the future may also notify their broker or Computershare. The Company will promptly deliver a separate copy of the annual report and proxy statement at a shared address to which a single copy was delivered upon written or oral request to Shareholder Relations, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667, 330-684-3838.

ELECTRONIC DELIVERY OF COMPANY SHAREHOLDER COMMUNICATIONS

If you are a registered shareholder and received the Company’s annual report and proxy statement by mail, the Company encourages you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your shareholder communications from our Company electronically. Through participation in the eTree program sponsored by Computershare, the Company will have a tree planted on your behalf if you elect to receive your shareholder materials and documents electronically. The tree will be planted through American Forests, a leading conservation organization, to support revegetation and reforestation efforts in the United States. You will receive your shareholder information faster and will be able to access your documents, reports and information on-line at Investor Centre on Computershare’s website. Access www.eTree.com/smucker to enroll in electronic communications. With your consent, the Company will stop mailing paper copies of these documents and will notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your electronic delivery will be effective until you cancel it.

Please note that although there is no charge for accessing the Company’s annual meeting materials on-line, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-800-456-1169 (within the U.S., Puerto Rico, and Canada) or 312-360-5254 (outside the U.S., Puerto Rico and Canada).

VOTING RIGHTS OF COMMON SHARES

Under Article Fourth of the Company’s Amended Articles of Incorporation (“Articles”), the holder of each outstanding common share is entitled to one vote on each matter submitted to a vote of the shareholders except for the following specific matters:

•	any matter that relates to or would result in the dissolution or liquidation of the Company;

•	the adoption of any amendment of the Articles, or the regulations of the Company, or the adoption of amended Articles, other than the adoption of any amendment or amended Articles that increases the number of votes to which holders of common shares are entitled or expands the matters to which time phase voting applies;

•	any proposal or other action to be taken by the shareholders of the Company, relating to the Company’s rights agreement or any successor plan;

•	any matter relating to any stock option plan, stock purchase plan, executive compensation plan, executive benefit plan or other similar plan, arrangement, or agreement;

•	adoption of any agreement or plan of or for the merger, consolidation, or majority share acquisition of the Company or any of its subsidiaries with or into any other person, whether domestic or foreign, corporate or noncorporate, or the authorization of the lease, sale, exchange, transfer, or other disposition of all, or substantially all, of the Company’s assets;

•	any matter submitted to the Company’s shareholders pursuant to Article Fifth (which relates to procedures applicable to certain business combinations) or Article Seventh (which relates to procedures applicable to certain proposed acquisitions of specified percentages of the Company’s outstanding shares) of the Articles, as they may be further amended, or any issuance of common shares of the Company for which shareholder approval is required by applicable stock exchange rules; and

•	any matter relating to the issuance of common shares, or the repurchase of common shares that the Board determines is required or appropriate to be submitted to the Company’s shareholders under the Ohio Revised Code or applicable stock exchange rules.

On the matters listed above, common shares are entitled to 10 votes per share, if they meet the requirements set forth in the Articles. Common shares which would be entitled to 10 votes per share include:

•	common shares beneficially owned for four consecutive years as of the June 23, 2008 record date; or

•	common shares received through the Company’s various equity plans.

In the event of a change in beneficial ownership, the new owner of that share will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. The 10 vote per share provisions do not apply to any of the proposals on this year’s ballot.

The express terms of the common shares provide that a change in beneficial ownership occurs whenever any change occurs in the person or group of persons who has or shares voting power, investment power, the right to receive sale proceeds, or the right to receive dividends or other distributions in respect of those common shares. In the absence of proof to the contrary, a change in beneficial ownership will be deemed to have occurred whenever common shares are transferred of record into the name of any other person. Moreover, corporations, general partnerships, limited partnerships, voting trustees, banks, trust companies, brokers, nominees, and clearing agencies will be entitled to only one vote per share on common shares held of record in their respective names unless written proof is provided to establish that there has been no change in the person or persons who direct the exercise of any of the rights of beneficial ownership, including the voting of shares. Thus, shareholders who hold common shares in street name or through any of the other indirect methods mentioned above must be able to submit written proof of beneficial ownership in form and substance satisfactory to the Company in order to be entitled to exercise 10 votes per share.

The foregoing is merely a summary of the voting terms of the common shares and this summary should be read in conjunction with, and is qualified in its entirety by reference to, the express terms of those common shares as set forth in the Company’s current Articles. A copy of the Articles is posted on the Company’s website at www.smuckers.com and is available free of charge to any shareholder submitting a written request to the Corporate Secretary, The J. M. Smucker Company, Strawberry Lane, Orrville, Ohio 44667.

Annex A

THE J. M. SMUCKER COMPANY

EXECUTIVE COMPENSATION COMMITTEE CHARTER
(Adopted April 15, 2003, and revised January 21, 2008)
(Attachment A revised January 19, 2005)

Purposes

The primary responsibility of the executive compensation committee shall be to approve the compensation arrangements for the Company’s senior management and to periodically review the compensation paid to the Board, as such responsibilities are more specifically identified below.

Composition

The size of the committee shall be determined by the Board, provided that the committee shall always have at least three members.

Each committee member will be “independent” under the rules of the New York Stock Exchange and the Company’s corporate governance guidelines. Specifically, the members of the committee shall be independent of management and free from any relationship that, in the opinion of the Board, could interfere with the exercise of independent judgment for the purpose of determining the fairness of compensation arrangements for senior management and providing the recipients of compensation the protection afforded by such independent oversight.

The Board selects committee members and the committee chair. Each committee member will serve at the pleasure of the Board for such term as the Board may decide or until such committee member is no longer a Board member.

Duties and Responsibilities

The following are the duties and responsibilities of the committee:

1. In consultation with senior management, the committee shall develop and implement the Company’s compensation program for executive officers, including determination of amounts paid out under the Company’s Management Incentive Program (“MIP”) and Restricted Stock program. The committee shall also review and approve any proposed employment agreement with, and any proposed severance or retention plans, consulting agreements or other similar written compensation agreements with any officer of the Company.

2. The committee shall review and approve, at least annually, corporate goals and objectives relating to the compensation of the co-CEOs and the other executive officers of the Company and evaluate the co-CEOs’ performances in light of those goals and make recommendations to the Board with respect to the Company’s MIP and other equity-based plans. The committee will review and approve the compensation of the co-CEOs, the Company’s executive officers, and selected other senior managers.

3. The committee shall review, approve, and administer, to the extent the plan contemplates administration by the committee, the Company’s equity incentive plans and grants of equity or equity-based awards, in the manner and on such terms and conditions as may be prescribed by the Company’s equity incentive plans. The committee’s administrative authority shall include the authority to approve the acquisition by the Company of shares of the Company’s stock from any plan participant.

4. The committee shall review issues relating to management succession, as appropriate.

5. In consultation with senior management, the committee shall oversee regulatory compliance with respect to compensation matters.

6. The committee shall review and, as appropriate, make recommendations to the Board regarding the compensation paid to the nonemployee members of the Board. In its periodic evaluation of Board compensation, the committee will refer to the policy statement on Board compensation attached to this charter as Attachment A.

7. The committee shall report its activities to the Board in such manner and at such times as the committee or the Board deem appropriate.

8. The committee, with the assistance of management and any outside consultants the committee deems appropriate, shall (a) review and discuss with management the Company’s disclosures under “Compensation Discussion and Analysis,” and based on this review, make a recommendation as to whether to include it in the Company’s annual report on Form 10-K and proxy statement relating to the Company’s annual meeting of shareholders, and (b) prepare a Compensation Committee Report to be included in the Company’s proxy statement relating to the Company’s annual meeting of shareholders.

Meetings

The committee shall meet as frequently as necessary to carry out its responsibilities under this charter. The committee chair shall conduct the meetings and shall have such other responsibilities as the committee or the Board may designate from time to time.

The committee may request any officer of the Company, or any representative of the Company’s advisors, to attend a meeting or to meet with any member or representative of the committee.

Resources and Authority

The committee shall have appropriate resources and authority to discharge its responsibilities, including reasonable funding to compensate any consultants and any independent advisors retained by the committee. The committee shall have the authority to engage compensation consultants to assist in the evaluation of director or executive officer compensation and the authority to set the fees and other retention terms of such compensation consultants.

Annual Review

At least annually, the committee shall review this charter and evaluate its performance against the requirements of this charter. The committee shall conduct its review and evaluation in such manner as it deems appropriate.

ATTACHMENT A
TO THE J. M. SMUCKER COMPANY

EXECUTIVE COMPENSATION COMMITTEE CHARTER

POLICY STATEMENT
ON
BOARD OF DIRECTOR COMPENSATION

The Executive Compensation Committee of The J. M. Smucker Company is responsible for periodically, as appropriate, reviewing the compensation for Board members. Any suggested recommendations for changes shall be submitted to the full Board for review. This Policy Statement has been adopted to suggest general principles that the committee intends to follow.

1. The committee, or a subcommittee designated by the committee, with the assistance of outside compensation experts, will periodically benchmark the compensation of directors against companies of similar size in similar industries.

2. Director compensation should be a combination of cash and company shares and should periodically be reevaluated to determine appropriate percentages of cash and shares.

3. A portion of the share component of compensation should be in some form of equity ownership.

4. Directors should be able to elect to defer a portion of compensation until their Board service is completed.

5. Directors should be reimbursed for their reasonable travel and other expenses related to Board service.

6. The current policy encourages director participation in The J. M. Smucker Company Matching Gifts Program.

DIRECTIONS TO THE ANNUAL MEETING

O.A.R.D.C.
FISHER AUDITORIUM
1680 MADISON AVENUE
WOOSTER, OH 44691

FROM WEST CLEVELAND:

Route 71 South to Route 83 South to Route 30 West. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM EAST CLEVELAND & AKRON:

Route 77 South to Route 21 South to Route 585 West to Route 3 / 83 South to Route 30 West. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM CANTON:

Route 30 West, take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM COLUMBUS / MANSFIELD:

Route 71 North to Route 30 East. Take the Route 302 (Madison Avenue) exit and turn left onto Madison Avenue to O.A.R.D.C. FISHER AUDITORIUM.

FROM I-71
3
83
NORTH
FROM ROUTE 21
585
AKRON ROAD
CLEVELAND ROAD
BURBANK ROAD
WAYNE
COLLEGE OF WOOSTER
QUINBY
BEVER
BOWMAN
CITY OF WOOSTER
FROM CANTON
30
MARKET
COURTHOUSE
LIBERTY
302
FROM I-71
MADISON
SECREST
250
O.A.R.D.C. FISHER AUDITORIUM
FROM NEW PHILADELPHIA
FROM MILLERSBURG

LOGO
LOGO

PLEASE REFER TO THE REVERSE
SIDE FOR INTERNET AND TELEPHONE
VOTING INSTRUCTIONS.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
The Board of Directors recommends a vote FOR the following proposals:

A	Proposals

						For	Against	Abstain
1. Election of Directors to the class whose term of office will expire in 2011.			2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2009 fiscal year.		☐	☐	☐
	For	Withhold

01 — Vincent C. Byrd	☐	☐

02 — R. Douglas Cowan	☐	☐

03 — Elizabeth Valk Long	☐	☐			Will Attend
				Will attend meeting/number attending	☐
Change of Address — Please print new address below.

B	Authorized Signatures — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

               /          /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

THE J. M. SMUCKER COMPANY
Strawberry Lane, Orrville, Ohio 44667-0280
Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 21, 2008
The authorized party as herein noted (the “Authorized Party”) hereby appoints Timothy P. Smucker, Richard K. Smucker, and M. Ann Harlan, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the Authorized Party is entitled to vote at the Annual Meeting of Shareholders of The J. M. Smucker Company (“Company”) to be held on August 21, 2008, or at any adjournment or adjournments, and any postponement or postponements thereof.
When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted FOR all Proposals.
Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.
If you plan to attend the meeting, please mark the indicated box on the other side of this proxy card.
ELECTRONIC DELIVERY OF COMPANY SHAREHOLDER COMMUNICATIONS
If you are a registered shareholder and received the Company’s annual report and proxy statement by mail, the Company encourages you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your shareholder communications for the Company electronically. Through participation in the eTree program sponsored by Computershare, the Company will have a tree planted on your behalf if you elect to receive your shareholder materials and documents electronically. The tree will be planted through American Forests, a leading conservation organization, to support revegetation and reforestation efforts in the United States. You will receive your shareholder information faster and will be able to access your documents, reports and information on-line at Investor Centre on Computershare’s website. Access www.eTree.com/smucker to enroll in electronic communications. With your consent, the Company will stop mailing paper copies of these documents and will notify you by e-mail when the documents are available to you, where to find them, and how to quickly submit your vote on-line. Your electronic delivery will be effective until you cancel it.
Please note that although there is no charge for accessing the Company’s annual meeting materials on-line, you may incur costs from service providers such as your Internet access provider and your telephone company. If you have any questions or need assistance, please call 1-800-456-1169 (within the U.S., Puerto Rico, and Canada) or 312-360-5254 (outside the U.S., Puerto Rico and Canada).
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Follow the simple instructions provided by the recorded message.
•	Go to the following web site: www.envisionreports.com/SJM

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 12:01 a.m., Eastern Daylight Time, on
August 21, 2008.
THANK YOU FOR VOTING

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
The Board of Directors recommends a vote FOR the following proposals:

A	Proposals

					For	Against	Abstain
1. Election of Directors to the class whose term of office will expire in 2011.			2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2009 fiscal year.	☐	☐	☐
	For	Withhold

01 — Vincent C. Byrd	☐	☐

02 — R. Douglas Cowan	☐	☐

03 — Elizabeth Valk Long	☐	☐

B	Authorized Signatures — This section must be completed for your instructions to be executed.
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.

               /          /
Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

THE J. M. SMUCKER COMPANY
Strawberry Lane, Orrville, Ohio 44667-0280
Solicited by the Board of Directors for the Annual Meeting of Shareholders on August 21, 2008
The authorized party as herein noted (the “Authorized Party”) hereby appoints Timothy P. Smucker, Richard K. Smucker, and M. Ann Harlan, or any one of them, proxies with full power of substitution to vote, as designated on the reverse side, all common shares that the Authorized Party is entitled to vote at the Annual Meeting of Shareholders of The J. M. Smucker Company (“Company”) to be held on August 21, 2008, or at any adjournment or adjournments, and any postponement or postponements thereof.
When properly executed, this proxy will be voted in the manner directed. If properly executed, but if no direction is given, this proxy will be voted FOR all Proposals.
Please mark, date, sign, and return this proxy card promptly, using the enclosed envelope. No postage is required if mailed in the United States.
ELECTRONIC DELIVERY OF COMPANY SHAREHOLDER COMMUNICATIONS
If you received the Company’s annual report and proxy statement by mail, the Company encourages you to conserve natural resources, as well as reduce printing and mailing costs, by signing up to receive your shareholder communications for the Company electronically. Please visit www.icsdelivery.com/sjm to enroll in electronic delivery of your shareholder communications.

PLEASE REFER TO THE
REVERSE SIDE FOR INTERNET
VOTING INSTRUCTIONS.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒
The Board of Directors recommends a vote FOR the following proposals:

A	Proposals
1.	Election of Directors to the class whose term of office will expire in 2011.

	For	Withhold

01 — Vincent C. Byrd	☐	☐

02 — R. Douglas Cowan	☐	☐

03 — Elizabeth Valk Long	☐	☐

		For	Against	Abstain
2.	Ratification of appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the 2009 fiscal year.	☐	☐	☐
Instructions Regarding Non-directed and/or
Unallocated Shares
(Select only one of the following options)

I wish to vote Non-directed and/or Unallocated Shares under the Plan in the same way as my Allocated Shares.	☐

I do not wish to vote Non-directed Shares or Unallocated Shares.	☐

I wish to vote Non-directed Shares or Unallocated Shares differently from my Allocated Shares and will call the Transfer Agent at (440) 239-7350 to request a separate card for that purpose.	☐

Will Attend
Will attend meeting/number attending	☐

B	Authorized Signatures — This section must be completed for your instructions to be executed.
NOTE: Please sign your name EXACTLY as your name appears on this proxy. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Date (mm/dd/yyyy) — Please print date below.
     /     /
Signature 1 — Please keep signature within the box.

VOTING INSTRUCTIONS
TO:
SEI Private Trust Company, Trustee (the “Trustee”) under
The J. M. Smucker Company Employee Stock Ownership Plan and Trust (the “Plan”)
AND TO:
Fidelity Management Trust Company, Trustee (the “Trustee”) under
The J. M. Smucker Company Employee Savings Plan, and
The J. M. Smucker Company Orrville Represented Employee Savings Plan
(each referred to hereinafter as the “Plan”)
I, the authorized party as herein noted, as a Participant in or a Beneficiary of one or more of the above-referenced Plans, hereby instruct the Trustee to vote (in person or by proxy), in accordance with my confidential instructions on the reverse and the provisions of the Plan(s), all common shares of The J. M. Smucker Company (the “Company”) allocated to my account under the Plan(s) (“Allocated Shares”) as of the record date for the Annual Meeting of Shareholders of the Company to be held on August 21, 2008.
In addition to voting your Allocated Shares you may also use this card to vote Unallocated Shares held in the ESOP Suspense Account (“Unallocated Shares”), if applicable, and/or non-directed shares held in the savings plans as determined in accordance with the terms of the Plan(s) (“Non-directed Shares”). For more information concerning voting Unallocated Shares and Non-directed Shares, please refer to the reverse side of this card and the enclosed instructions.
The Trustee will vote any shares allocated to your account for which timely instructions are received from you by 12:01 a.m., Eastern Daylight Time, August 18, 2008 in accordance with the Plan(s).
When properly executed, this voting instruction card will be voted in the manner directed. If properly executed, but if no direction is given, this voting instruction card will be voted FOR all Proposals and for Allocated Shares only.
Please mark, date, sign, and return this voting instruction card promptly, using the enclosed envelope. No postage is required if mailed in the United States.
Internet Voting Instructions
You can vote by Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose to vote your proxy by the Internet.
•	Go to the following web site: www.envisionreports.com/SJM

•	Enter the information requested on your computer screen and follow the simple instructions.
If you vote by the Internet, please DO NOT mail back this proxy card.
Proxies submitted by the Internet must be received by 12:01 a.m., Eastern Daylight Time, on
August 18, 2008.
THANK YOU FOR VOTING

THE J. M. SMUCKER COMPANY
LETTER TO ALL PARTICIPANTS IN:
THE J. M. SMUCKER COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST,
THE J. M. SMUCKER COMPANY EMPLOYEE SAVINGS PLAN, AND
THE J. M. SMUCKER COMPANY ORRVILLE REPRESENTED EMPLOYEE SAVINGS PLAN
     Enclosed are materials relating to the Annual Meeting of Shareholders of The J. M. Smucker Company (“the Company”), which will be held on August 21, 2008. You are receiving these materials because you were a participant in one or more of the benefit plans listed above as of the June 23, 2008 record date. As a participant in one of the plans, you are also a beneficial owner of common shares of the Company that are held in the plans. As a beneficial owner, you are entitled to direct the trustee under each of the plans on how to vote those shares with respect to issues being submitted to the shareholders at the Company’s Annual Meeting. The trustee of The J. M. Smucker Company Employee Stock Ownership Plan and Trust is SEI Private Trust Company. The trustee of The J. M. Smucker Company Employee Savings Plan and The J. M. Smucker Company Orrville Represented Employee Savings Plan is Fidelity Management Trust Company.
     The purpose of this letter is to give you information on how to provide voting direction to the trustee on shares allocated to your account under one or more of the plans. The letter also discusses a right that you have under the plans to provide direction to the trustee on how certain other shares should be voted that are allocated to other participants, but are not voted, or which are not yet allocated to anyone. The letter also outlines what it means if you exercise your right with respect to those other shares. Before making a decision on how to instruct the trustee, you should carefully read this letter and the enclosed materials.
HOW DO I PROVIDE DIRECTION TO THE TRUSTEE?
     As a participant in one or more of the plans referenced at the top of this letter, you may direct the trustee how to vote all shares allocated to your account. You may also direct the trustee how to vote the following other plan shares:
•	Shares allocated to the accounts of other participants who do not themselves provide direction to the trustee on how to vote those shares (these are “non-directed shares”); and

•	If you are a participant in the Employee Stock Ownership Plan, shares in that plan that have not been allocated to participants (these are “unallocated shares”).
If you do not direct the trustee how to vote the shares which are allocated to your account, those shares will be voted by the trustee in accordance with the direction of other participants.
     The trustee will vote shares under a particular plan based upon the direction of participants in the plan who timely return voting instruction cards like the one that is enclosed. If you are a participant in more than one plan, you will receive one voting instruction card listing the shares for all plans in which you participate.
     To direct the trustee how to vote shares allocated to your account under the plan or plans in which you participate, simply mark your choices on the back of the enclosed voting instruction card. With respect to non-directed shares and unallocated shares, you may, by marking the appropriate square on the back of the card, direct the trustee to either:

•	Vote a portion of the non-directed shares and unallocated shares under a plan the same way you directed the trustee to vote your allocated shares;

•	Not to vote non-directed shares and unallocated shares pursuant to your direction because you do not wish to undertake the fiduciary duties described below which arise from that direction; or

•	Vote the non-directed shares and unallocated shares differently than your allocated shares, in which case you should also contact the transfer agent, Computershare Investor Services, at (440) 239-7350 to obtain another voting instruction card for that purpose.
     If you elect to direct the trustee how to vote your allocated shares and/or the non-directed shares and unallocated shares, you must follow the voting instructions summarized on the voting instruction card. In order for the trustee to be able to vote the shares at the Annual Meeting, the trustee must receive your voting instructions by the deadline indicated on the voting instruction card.
     Your decision whether or not to direct the trustee to vote shares in the plans will be treated confidentially by the trustee and will not be disclosed to the Company or any of its employees, officers, or directors.
VOTING RIGHTS OF SHARES
     The Company’s Amended Articles of Incorporation provide generally that each common share will entitle the holder to one vote on each matter to be considered at the meeting, except for certain matters listed in the Amended Articles of Incorporation. On those listed matters, shareholders are entitled to exercise ten votes per share unless there has been a change in beneficial ownership of the common shares. In that event, the new owner will be entitled to only one vote with respect to that share on all matters until four years pass without a further change in beneficial ownership of the share. The ten vote per share provisions do not apply to any of the proposals on this year’s ballot.
FIDUCIARY STATUS
     Each plan participant is a “named fiduciary” (as defined in Section 402 (a) (2) of the Employee Retirement Income Security Act of 1974, as amended) with respect to a decision to direct the trustee how to vote the shares allocated to his or her account. Individuals considered to be named fiduciaries are required to act prudently, solely in the interest of the participants and beneficiaries of the plans, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plans. A named fiduciary may be subject to liability for his or her actions as a fiduciary. By signing, dating, and returning the enclosed voting instruction card, you are accepting your designation under the plans as a named fiduciary. You should therefore exercise your voting rights prudently. You should mark, date, sign, and return the voting instruction card only if you are willing to act as a named fiduciary.
     If you direct the trustee how to vote non-directed shares and unallocated shares, you will be named fiduciary with respect to that decision also. You are similarly required to act prudently, solely in the interest of the participants and beneficiaries of the plan, and for the exclusive purpose of providing benefits to participants and beneficiaries of the plan in giving direction on non-directed shares, if you choose to do so.
     All questions and requests for assistance should be directed to the Company’s Shareholder Relations department at (330) 684-3838.